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                                                                    EXHIBIT 2.15

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                            ASSET PURCHASE AGREEMENT

                    dated as of the 12th day of January, 1999

                                 by and between

                                RV CENTERS, INC.,
      YOUNG'S RV CENTER, INC. a wholly-owned subsidiary of RV Centers, Inc.
                                       and
                                 ROY B. PADGETT

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





                                TABLE OF CONTENTS

                                                                                                               Page
RECITALS .........................................................................................................1

1.       THE SALE.................................................................................................6
         1.1      Agreement to Purchase and Sell..................................................................6
         1.2      Purchase Price..................................................................................8
         1.3      Prorations and Other Payments...................................................................8
         1.4      Assumption of Liabilities.......................................................................9
         1.5      Value Assigned to the Assets...................................................................10

2.       DELIVERY OF CONSIDERATION...............................................................................10
         2.1      Seller's Consideration.........................................................................10
         2.2      Seller's Deliveries............................................................................10

3.       CLOSING.................................................................................................10

4.       REPRESENTATIONS AND WARRANTIES OF THE SELLER............................................................11
         4.1      Due Organization...............................................................................11
         4.2      Authorization..................................................................................11
         4.3      Ownership of the Company.......................................................................11
         4.4      No Capital Interests...........................................................................11
         4.5      Ownership of the Assets........................................................................11
         4.6      Ownership in Other Entities....................................................................12
         4.7      Predecessor Status; etc........................................................................12
         4.8      Spin-offs......................................................................................12
         4.9      Financial Statements...........................................................................12
         4.10     Liabilities and Obligations....................................................................13
         4.11     Accounts and Notes Receivable..................................................................13
         4.12     Permits and Intangibles........................................................................14
         4.13     Environmental Matters..........................................................................14
         4.14     Personal Property..............................................................................16
         4.15     Significant Customers and Suppliers; Material Contracts and Commitments........................16
         4.16     Real Property..................................................................................17
         4.17     Insurance......................................................................................17
         4.18     Compensation; Employment Agreements; Labor Matters.............................................18
         4.19     Employee Plans.................................................................................18
         4.20     Compliance with ERISA..........................................................................19
         4.21     Conformity with Law; Litigation................................................................20


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
         4.22     Taxes..........................................................................................21
         4.23     No Violations; No Consent Required, Etc........................................................21
         4.24     Government Contracts...........................................................................22
         4.25     Absence of Changes.............................................................................23
         4.26     Deposit Accounts; Powers of Attorney...........................................................24
         4.27     Validity of Obligations........................................................................25
         4.28     Relations with Governments.....................................................................25
         4.29     Disclosure.....................................................................................25
         4.30     Prohibited Activities..........................................................................26
         4.31     No Warranties or Insurance.....................................................................26
         4.32     Interest in Customers and Suppliers and Related Party Transactions.............................26
         4.33     Registration Statement.........................................................................26
         4.34     Inventory......................................................................................26
         4.35     Year 2000......................................................................................27

5.       REPRESENTATIONS OF RV CENTERS...........................................................................27
         5.1      Due Organization...............................................................................27
         5.2      Authorization..................................................................................27
         5.3      Capital Stock of RV Centers....................................................................28
         5.4      Transactions in Capital Stock; Organization Accounting.........................................28
         5.5      Subsidiaries...................................................................................28
         5.6      No Violations..................................................................................28
         5.7      Validity of Obligations........................................................................29
         5.8      RV Centers Stock...............................................................................29
         5.9      Business; Real Property; Material Agreements...................................................30
         5.10     [Intentionally Left Blank].....................................................................30
         5.11     Other Agreements...............................................................................30
         5.12     Financial Statements...........................................................................30
         5.13     Liabilities and Obligations....................................................................31
         5.14     Conformity with Law; Litigation................................................................31
         5.15     No Side Agreements.............................................................................31
         5.16     Relations with Governments.....................................................................31
         5.17     Other Agreements...............................................................................31
         5.18     Registration Statement.........................................................................32
         5.19     Disclosure.....................................................................................32

6.       COVENANTS PRIOR TO CLOSING..............................................................................32
         6.1      Access and Cooperation; Due Diligence..........................................................32
         6.2      Conduct of Business Pending Closing............................................................33
         6.3      Prohibited Activities..........................................................................34
         6.4      No Shop........................................................................................35
         6.5      Employment Agreements..........................................................................35
         6.6      Notification of Certain Matters................................................................35


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
         6.7      Amendment of Schedules.........................................................................36
         6.8      Cooperation in Preparation of Registration Statement...........................................37
         6.9      Final Financial Statements.....................................................................37
         6.10     Further Assurances.............................................................................37
         6.11     Compliance with the Hart-Scott Act.............................................................37
         6.12     Transfers of Permits and Intangibles...........................................................38
         6.13     Dividends......................................................................................38
         6.14     Authorized Capital.............................................................................38
         6.15     Employee.......................................................................................38
         6.16     Year 2000 Compliance Cost Estimates............................................................38

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER...........................................................39
         7.1      Representations and Warranties; Performance of Obligations.....................................39
         7.2      No Litigation..................................................................................39
         7.3      Opinions.......................................................................................39
         7.4      Registration Statement; Minimum Value..........................................................39
         7.5      Consents and Approvals.........................................................................40
         7.6      Good Standing Certificates.....................................................................40
         7.7      No Material Adverse Change.....................................................................40
         7.8      Closing of IPO.................................................................................40
         7.9      Secretary's Certificate........................................................................40
         7.10     Advisory Services Agreements...................................................................40
         7.11     Other Founding Companies.......................................................................40
         7.12     Management Lock-Up Agreements..................................................................41

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF RV CENTERS.......................................................41
         8.1      Representations and Warranties; Performance of Obligations.....................................41
         8.2      No Litigation..................................................................................41
         8.3      No Material Adverse Effect.....................................................................41
         8.4      Seller's Release...............................................................................42
         8.5      Termination of Related Party Agreements........................................................42
         8.6      Opinion of Counsel.............................................................................42
         8.7      Consents and Approvals.........................................................................42
         8.8      Good Standing Certificates.....................................................................42
         8.9      Registration Statement.........................................................................42
         8.10     Advisory Services Agreements...................................................................43
         8.11     Closing of IPO.................................................................................43
         8.12     FIRPTA Certificate.............................................................................43

9.       COVENANTS OF RV CENTERS AND THE SELLER AFTER CLOSING....................................................43
         9.1      Preparation and Filing of Tax Returns..........................................................43
         9.2      Directors......................................................................................44
         9.3      Release From Guarantees; Repayment of Certain Obligations......................................44


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
         9.4      Access to Records..............................................................................44
         9.5      Use of Name....................................................................................44

10.      INDEMNIFICATION.........................................................................................44
         10.1     Indemnification by the Seller..................................................................44
         10.2     Indemnification by RV Centers..................................................................46
         10.3     Third Person Claims............................................................................46
         10.4     Exclusive Remedy...............................................................................47
         10.5     Limitations on Indemnification.................................................................48
         10.6     Tax Indemnification by the Seller..............................................................49
         10.7     Bulk Sales Compliance..........................................................................49

11.      TERMINATION OF AGREEMENT................................................................................49
         11.1     Termination....................................................................................49
         11.2     Liabilities in Event of Termination............................................................50

12.      NONCOMPETITION..........................................................................................50
         12.1     Prohibited Activities..........................................................................50
         12.2     Damages........................................................................................51
         12.3     Reasonable Restraint...........................................................................51
         12.4     Severability; Reformation......................................................................51
         12.5     Independent Covenant...........................................................................51
         12.6     Materiality....................................................................................51

13.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION...............................................................52
         13.1     The Seller.....................................................................................52
         13.2     RV Centers.....................................................................................52
         13.3     Damages........................................................................................53
         13.4     Survival.......................................................................................53

14.      TRANSFER RESTRICTIONS...................................................................................53
         14.1     Transfer Restrictions..........................................................................53

15.      FEDERAL SECURITIES ACT REPRESENTATIONS..................................................................54
         15.1     Compliance with Law............................................................................54
         15.2     Economic Risk; Sophistication..................................................................55

16.      REGISTRATION RIGHTS.....................................................................................55
         16.1     Piggyback Registration Rights..................................................................55
         16.2     Registration Procedures........................................................................56
         16.3     Indemnification................................................................................57
         16.4     Underwriting Agreement.........................................................................58
         16.5     Rule 144 Reporting.............................................................................58


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
         16.6     Availability of Rule 144.......................................................................58

17.      GENERAL.................................................................................................59
         17.1     Cooperation....................................................................................59
         17.2     Successors and Assigns.........................................................................59
         17.3     Entire Agreement...............................................................................59
         17.4     Counterparts...................................................................................59
         17.5     Brokers and Agents.............................................................................59
         17.6     Expenses.......................................................................................60
         17.7     Notices........................................................................................60
         17.8     Governing Law..................................................................................61
         17.9     Exercise of Rights and Remedies................................................................61
         17.10    Time...........................................................................................61
         17.11    Reformation and Severability...................................................................61
         17.12    Remedies Cumulative............................................................................61
         17.13    Captions.......................................................................................61
         17.14    Amendments and Waivers.........................................................................61
         17.15    Dispute Resolution.............................................................................62
         17.16    References, Gender, Number.....................................................................62
         17.17    Schedules and Annexes..........................................................................62



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                                     ANNEXES

         Annex I           -        Consideration to Be Paid to the Seller

         Annex II          -        Certificate of Incorporation and By-Laws of
                                    RV Centers

         Annex III         -        Form of Opinion of Counsel to RV Centers

         Annex IV          -        Form of Opinion of Counsel to the Seller

         Annex V           -        Form of Founder Advisory Agreement


                                    SCHEDULES

4.1        Due Organization
4.7        Predecessor Status; etc
4.8        Spin-offs
4.9        Financial Statements
4.10(a)    Liabilities and Obligations
4.10(b)    Trade Account Payables etc. and Copies of Loan Agreements
4.11       Accounts and Notes Receivable
4.12       Permits and Intangibles
4.13       Environmental Matters
4.14       Personal Property
4.15(a)    Significant Customers and Suppliers
4.15(b)    Material Contracts and Commitments
4.16       Real Property
4.17       Insurance
4.18       Compensation; Employment Agreements; Labor Matters
4.19       Employee Plans
4.20       Compliance with ERISA
4.21       Conformity with Law; Litigation
4.22       Taxes
4.23(a)    Defaults
4.23(b)    Violations or Defaults Arising From this Agreement
4.23(c)    Notices Required by Material Documents
4.23(e)    Restrictions Imposed by Material Documents
4.24       Government Contracts
4.25       Absence of Changes
4.26       Deposit Accounts; Powers of Attorney
4.30       Prohibited Activities
4.31       No Warranties or Insurance



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4.32       Interest in Customers and Suppliers and Related Party Transactions
4.34       Inventory in Interim Financial Statements
4.35       Year 2000
5.2        Authorization
5.3        Authorized Capital Stock of RV Centers
6.2        Conduct of Business Pending Closing
6.3        Prohibited Activities
6.5        Agreements
8.6        Termination of Related Party Agreements
8.10       Employment Agreements
9.3        Release From Guarantees; Repayment of Certain Obligations
15.2       Non-accredited Investors
17.5       Brokers and Agents



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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of the 12th day of January, 1999, by and between RV Centers, Inc., a Delaware corporation ("RV Centers"), Young's RV Center, Inc., a California corporation and wholly owned subsidiary of RV Centers (the "Buyer") and Roy B. Padgett (the "Seller").

                                    RECITALS

         WHEREAS, RV Centers is engaged in the business of operating recreational vehicle dealerships;

         WHEREAS, the Seller is engaged, through a sole proprietorship d/b/a Young's RV Center, in the business of operating a recreational vehicle dealership located in the State of California (the "Business");

         WHEREAS, the Seller desires to sell to the Buyer all of the Assets (as defined below) used by or useful to the Seller in the conduct of the Business, and the Buyer desires to purchase the Assets, upon the terms and conditions hereinafter set forth;

         WHEREAS, RV Centers is entering into other separate agreements (the "Other Agreements") with each of the Other Founding Companies (as defined herein) and their respective stockholders in order to acquire the capital stock of additional recreational vehicle dealership companies;

         WHEREAS, this Agreement and the Other Agreements constitute the "RV Centers Plan of Organization;"

         WHEREAS, the Seller, RV Centers and the stockholders of each of the Other Founding Companies that are parties to the Other Agreements have approved and adopted the RV Centers Plan of Organization as an integrated plan pursuant to which the Seller and the stockholders of each of the Other Founding Companies will transfer the assets and/or capital stock of each of the Founding Companies (as the case may be) to RV Centers or its Affiliates and the Seller and the stockholders of each of the Founding Companies will acquire shares of RV Centers Stock (as defined herein);

         WHEREAS, the Seller has approved this Agreement as part of the RV Centers Plan of Organization in order to transfer the Assets to the Buyer; and

         WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

         "1933 Act" means the Securities Act of 1933, as amended.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "Acquired Party" means the Company and any member of a Relevant Group.

         "Affiliate" means with respect to any person or entity, any other person or entity that directly or indirectly, controls, is controlled by, or is under common control with such person or entity.

         "Assets" has the meaning set forth in Section 1.1.

         "Balance Sheet Date" means June 30, 1998.

         "Business" has the meaning set forth in the recitals of this Agreement

         "Buyer" has the meaning set forth in the first paragraph of this Agreement.

         "Charter" means the certificate of incorporation or articles of incorporation of the subject corporation, as the case may be.

         "Charter Documents" has the meaning set forth in Section 4.1.

         "Closing" has the meaning set forth in Section 3.

         "Closing Date" has the meaning set forth in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means the sole proprietorship of the Seller which is doing business as Young's RV Center and owns and operates the Assets and the Business.

         "Consummation Date" has the meaning set forth in Section 3.

         "Delaware GCL" means the General Corporation Law of the State of Delaware.

         "Draft Registration Statement" means the draft of the Registration Statement as included in the Private Placement Memorandum for RV Centers dated January 5, 1999, and any corrections thereto and supplemental information delivered by RV Centers to the Seller prior to the time this Agreement is delivered by the Seller to RV Centers and the Buyer.

         "Effective Time" means the effective time of the consummation of the purchase and sale of the Assets, which shall occur on the Consummation Date.

         "Environmental Law" has the meaning set forth in Section 4.13(c).




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         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "Excluded Assets" has the meaning set forth in Section l.1(c).

         "Expiration Date" has the meaning set forth in Section 4.

         "Founding Companies" means: Ace Fogdall, Inc., an Iowa corporation, American RV Centers, Inc., a Mississippi corporation, American RV Centers, Inc., a Tennessee corporation, Casey Motors, Inc., a Colorado corporation, County Line Select Cars, Inc., a Florida corporation, Dusty's Camper World of Bartow, Inc., a Florida corporation, Emerald Coast RV Center, Inc., a Florida corporation, Growth Ventures, Inc., a Texas corporation, Hall Enterprises, Inc., a Kentucky corporation, Little Valley Auto & RV Sales, Inc., a West Virginia corporation, RVs Northwest, Inc., a Washington corporation, Saddleback Recreational Vehicles, Inc., a California corporation, Scott Motor Coach Sales, Inc., a New Jersey corporation, Stoltzfus Trailer Sales, Inc., a Pennsylvania corporation, and Roy
B. Padgett d/b/a Young's RV Center, a sole proprietorship operating in California.

         "GAAP" means generally accepted accounting principles as consistently applied in the United States.

         "Hart-Scott Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Hazardous Substance" has the meaning set forth in Section 4.13(d).

         "Information Technology" has the meaning set forth in Section 4.35.

         "IPO" means the initial public offering of RV Centers Stock pursuant to the Registration Statement.

         "known," "knowledge" or "best knowledge," when used in reference to a statement regarding the existence or absence of facts in this Agreement, is intended by the parties to mean that the only information to be attributed to such person is information actually known to (a) the person in the case of an individual or (b) in the case of a corporation or other entity, an officer, director or member. With respect to the "knowledge" of the Seller, such term is also intended to mean the knowledge of the Seller provided that Seller has made inquiry of the management, officers, if any, and employees of the Company and the Business.

         "Lien" means any lien, pledge, mortgage, right of first refusal, conditional sales contract, charge, restriction, security interest, encumbrance, or other claim.

         "Material Adverse Change" means a material adverse change in the business, operations, properties, assets or condition (financial or otherwise), of the subject entity (or business and operations with respect to a sole proprietorship) and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of the subject entity (or business and operations with respect to a sole proprietorship) and its Subsidiaries taken as a whole.

         "Material Documents" has the meaning set forth in Section 4.23(a).

         "Minimum Value" has the meaning set forth in Annex I.

         "Other Agreements" has the meaning set forth in the recitals of this Agreement.

         "Other Founding Companies" means all of the Founding Companies other than the Company.

         "Permitted Encumbrances" means (a) Liens for current property Taxes not yet due and (b) Liens listed or described in the disclosure schedules attached to the Agreement.

         "Person" means an individual, partnership, joint venture, corporation, limited liability company, sole proprietorship, bank, trust, unincorporated organization or other entity.

         "Plans" has the meaning set forth in Section 4.19.

         "Pricing" means the date of determination by RV Centers and the Underwriters of the public offering price of the shares of RV Centers Stock in the IPO.

         "Qualified Plans" has the meaning set forth in Section 4.20.

         "RV Centers" has the meaning set forth in the first paragraph of this Agreement.

         "RV Centers Charter Documents" has the meaning set forth in Section
5.1.

         "RV Centers Documents" has the meaning set forth in Section 5.6.

         "RV Centers Plan of Organization" has the meaning set forth in the recitals of this Agreement.

         "RV Centers Stock" means the common stock, par value $.01 per share, of RV Centers.



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



         "Registration Statement" means that certain registration statement on Form S-1 to be filed with the SEC covering the shares of RV Centers Stock to be issued in the IPO, including the prospectus and all amendments and supplements thereto.

         "Relevant Group" means the Company and any affiliated, combined, consolidated, unitary or similar group of which the Company is or was a member.

         "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

         "Schedule" means each Schedule attached hereto (as amended or supplemented pursuant to Section 6.7), which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

         "SEC" means the United States Securities and Exchange Commission.

         "Seller" has the meaning set forth in the first paragraph of the Agreement.

         "State of Incorporation" means, as it relates to a referenced corporation, the state of incorporation for such corporation.

         "Subsidiaries" means with respect to a Person, any corporation or other entity in which such Person owns a 50% or greater ownership interest.

         "Tax" or "Taxes" means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, employment, payroll, excise, property, deed, stamp, alternative or add-on minimum, or other taxes, assessments, duties, fees, levies or other governmental charges, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

         "Underwriters" means the prospective underwriters identified in the Registration Statement and any additional or substitute underwriter appointed by RV Centers as identified in writing to the Seller.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:


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



1.       THE SALE

         1.1 AGREEMENT TO PURCHASE AND SELL. (a) Subject to the terms and conditions of this Agreement, the Company and the Seller agree to sell, convey, transfer, assign and deliver to the Buyer, and the Buyer agrees to purchase from the Company and the Seller, all of the Company's and the Seller's right, title and interest in and to all assets, rights, franchises and properties used or useful in the operation of the Business or otherwise relating thereto, whether now or hereafter existing or acquired, on the Closing Date (which assets, rights, franchises and properties are herein collectively referred to as the "Assets" and individually referred to as an "Asset"), free and clear of all Liens other than Permitted Encumbrances. The Assets shall include, without limitation, the Assets described in Section 1.1(b); provided, however, that the Assets shall not include any of the Excluded Assets.

         (b) The Assets shall include, without limitation, the following:

                   (i) Leased Property. The leasehold estates on which the Business or any part thereof is conducted, including the leasehold estates created and/or otherwise evidenced by, or described in, the leases described in Schedule 4.16 hereto (the "Leases") and including all tenements, hereditaments, easements, rights-of-way and rights of ingress or egress pertaining thereto (collectively, the "Leased Property").

                   (ii) Fixtures and Improvements. All estates, rights, titles and interests in and to all structures, fixtures, construction in progress, improvements, betterments, installations and additions constructed, erected or located on or attached or affixed to the Leased Property (collectively, the "Fixtures and Improvements").

                   (iii) Equipment. All the furniture, fixtures, equipment, machinery, apparatus, tools, dies, appliances, vehicles, implements, spare parts, supplies, inventory, vehicles and all other tangible personal property of every kind and description located either on the Leased Property or elsewhere insofar as any of the foregoing relates to the Business (collectively, the "Equipment"). The Equipment includes, but is not limited to, all of the items listed in Schedule 4.14 hereto.

                   (iv) Permits. To the extent assignable, all right, title and interest of the Company and Seller in, to and under all Licenses relating to the Business or all or any of the Assets, including those listed in Schedule 4.12 hereto.

                   (v) Intellectual Property. All right, title and interest of the Company and Seller in, to and under all (1) trademarks, technology, know-how, data, copyrights, trade names, service marks, licenses, trade secrets, software programs, copyrights, patents, patent applications, and other intellectual property (collectively, the "Intellectual Property"), (2) the right to recover for infringement of any Intellectual Property, and (3) all goodwill associated with the Business in connection with which any of the Intellectual Property is used (collectively, the "Intangible Assets").

                   (vi) Material Contracts. All rights under operating leases, orders and contracts for products or services and other contracts and agreements described in Schedule 4.15(b) hereto (such scheduled leases, contracts and other agreements, and all rights (including, without limitation, rights of refund, rebate and offset), privileges, deposits, claims, causes of action and options relating or pertaining thereto or any proceeds thereof.

                   (vii) Cash and Bank Accounts. All depository accounts described in Schedule 4.26 hereto used in the Business and the cash therein.

                  (viii) Books and Records. All books, records, papers and instruments of whatever nature and wherever located that relate to the Business or the Assets or which are necessary or appropriate in order for RV Centers to conduct the Business in the manner in which it is presently being conducted, including, without limitation (to the extent the same exist), accounting and financial records, personnel and labor relations records, sales and property tax records and returns, sales records, customer lists and other customer data (including credit data) and the supplier list and other supplier data relating to the purchase of utilities and other supplies used in connection with the Business.

                  (ix) Prepaid Expenses and Current Assets. All prepaid rentals, other prepaid expenses, bonds, deposits and financial assurance requirements, and other current assets relating to any of the Assets or the Business.

                  (x) Insurance Proceeds, Etc. All insurance proceeds and insurance claims of the Company and Seller relating to all or any part of the Assets or the Business (including rebates of insurance premiums) and, to the extent transferable, the benefit of and the right to enforce the covenants and warranties, if any, that the Company or the Seller is entitled to enforce with respect to the Assets against the Company's or the Seller's predecessors in title to the Assets.

                  (xi) Telephone Numbers; Computer Sites. All telephone numbers, E-Mail and Web Site addresses that are used in the Business.

                  (xii) Accounts. All accounts receivable with respect to the Business and all other rights of the Company to payment for goods sold or leased or for services rendered, including without limitation those which are not evidenced by instruments or chattel paper, whether or not they have been earned by performance or have been written of or reserved against as a bad debt or doubtful account in any Financial Statements; together with all instruments and all documents of title representing any of the foregoing, all rights in any merchandise or goods which any of the same represent, and all rights, title, security and guaranties in favor of the Company with respect to any of the foregoing.

                  (xiii) Name. All rights to use the name "Young's RV Center".

                  (xiv) Goodwill. The goodwill and going concern value of the Business.

                  (xv) Other Intangibles. All rights, title and interest of the Company and the Seller in, to and under all rights, privileges, claims, causes of action, and options relating or pertaining to the Business or the above-referenced assets.

                  (xvi) Other Property. All other or additional privileges, rights, interests, properties and assets of the Company or Seller of every kind and description and wherever located that are used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently being conducted.

         (c) "Assets" shall not include any of the assets (the "Excluded Assets") of the Company.

         1.2 PURCHASE PRICE. The purchase price (the "Purchase Price") payable to the Seller for the Assets shall be the cash amount and shares of RV Centers stock referenced in Section 2.1 below.

         1.3 PRORATIONS AND OTHER PAYMENTS. Operation of the Business until 8:00 a.m. (Pacific time) on the Closing Date shall be for the account of the Seller, and thereafter for the account of the Buyer. Those items of revenue and expense of the Business and other items hereinafter described shall be prorated and adjusted between the Seller and the Buyer as of the Closing Date as follows:

          (a) General Adjustment. Real estate taxes, personal property taxes, lease payments and rents and any other receipts and expenses attributable to any lease by the Company as lessee of the Leased Property, and other operating income and expenses relating to the Leased Property, shall be prorated as of the Closing Date between the Company and the Buyer. All business, license, occupation, sales, use, withholding or similar taxes, or any other taxes of any kind (other than real estate and personal property taxes which shall be prorated as hereinbefore provided) relating to the Business or the Assets and attributable to the period prior to the Closing Date shall be paid by the Company, and all such taxes attributable to the period on and after the Closing Date shall be paid by the Buyer. Payment by the Company of any obligations under any contracts the benefit of which payment relates in whole or part to the period on and after the Closing Date shall be adjusted between the Company and the Buyer such that the Company shall receive credit or be reimbursed by the Buyer for that portion of any obligation paid by the Company, the benefit of which relates to the period on and after the Closing Date. Prepayments received by the Company on any contracts and other deposits which the Company received prior to the Closing Date for periods on and after the Closing Date shall (except as otherwise expressly provided in this Agreement) be paid over and delivered by the Company to the Buyer.

          (b) Utilities. The Buyer shall make appropriate arrangements for transfer of all necessary utility and other services in its own name to be effective as of the Closing Date. In lieu of prorating power, gas and water bills, the appropriate utilities will be requested to take meter readings as close to the Closing Date as possible, and to bill the Company for service prior to such readings and to bill the Buyer for service thereafter. The readings may occur before or after the Closing Date. With respect to telephone services, upon receiving a copy of the next billing for telephone service following Closing, the Company will either pay directly or reimburse the Buyer within five (5) days after receipt thereof for those charges attributable to calls made before the Closing Date. General monthly charges reflected by such billing for telephone service will be prorated on the basis of the number of days the Company owned the Leased Property during the period covered by the billing.

         (c) Implementation of Prorations and Other Payments. Except for those subsections in this Section 1.2 which provide for direct payment or credit or earlier settlement and payment between the parties, within five (5) working days following the Closing Date, the Seller and the Buyer shall undertake in good faith mutually to agree upon and execute and deliver to each other a closing statement setting forth the determination of the items to be prorated and accounted for hereunder, and the net amount due, if any, to either the Seller or the Buyer, as the case may be, shall be paid within two (2) business days following the receipt of the final closing statement by certified or bank cashier's check payable to the order of the party entitled thereto. If the parties are unable within said five (5) day period to agree upon the appropriate proration of or payment due for an item of revenue or expense or other item pursuant to this Section 1.2, then the parties shall employ the Houston, Texas office of Ernst & Young LLP, or such other nationally recognized accounting firm as may be selected by the parties, as independent certified public accountants ("Accountant"), to determine the amount of the proration or payment as of the Closing Date consistent with the provisions of this Agreement. Accountant shall make such determination as promptly as possible, and in no event later than forty-five (45) days following such employment. The amount of the proration or payment as of Closing as determined by Accountant shall be final and binding upon the parties, each of whom hereby consents to the procedure herein set forth. The Accountant's fees and expenses shall be evenly divided between the parties.

         1.4 ASSUMPTION OF LIABILITIES. (a) Upon Closing, the Buyer shall assume the obligations of the Company to perform under the Material Documents and the Leases to the extent such rights and obligations have not been performed on the Closing Date and are not then in default and accounts payable and other obligations with respect to the Business as may be set forth in an Assumption Agreement to be entered into between Seller and Buyer at Closing.

                   (b) Except as explicitly provided in Section 1.4(a), the Buyer does not assume or agree to pay, perform or discharge, and shall not be responsible for, any other liabilities or obligations of the Company or Seller, whether, known or unknown, asserted or unasserted, accrued, absolute, contingent or otherwise, including, without limitation, (i) any pending litigation matters, including without limitation, those referenced in Schedule 4.21; (ii) any claims under Environmental Laws; (iii) any obligations or liabilities relating to the Excluded Assets; and (iv) any Taxes imposed by any governmental authority on the Company or Seller, with respect to the Business or the Company's operations, activities or this sale.

         1.5 VALUE ASSIGNED TO THE ASSETS. On or before the Closing Date, the Buyer and the Seller shall agree on the proportion of the consideration to be allocated to each of the Assets purchased pursuant to this Agreement as shall have been proposed by the Buyer and reasonably approved by the Seller, and the Buyer and the Seller agree that they shall not thereafter take any position or action inconsistent with such allocation in the filing of any Federal income tax returns.

2.       DELIVERY OF CONSIDERATION

         2.1 SELLER'S CONSIDERATION. On the Consummation Date and upon the delivery of the documents listed in Section 2.2 to the Buyer and RV Centers, the Seller shall receive from RV Centers the respective number of shares of RV Centers Stock and the amount of cash described on Annex I hereto, which shall be payable by certified check or wire transfer.

         2.2 SELLER'S DELIVERIES. The Company and Seller shall deliver at the
Closing:

                  (i) an executed Assignment and Bill of Sale for the Assets in form satisfactory to RV Centers and the Buyer together with such other or further documents or instruments of transfer for the Assets as RV Centers and the Buyer may reasonably request or require in order to complete the sale, transfer and delivery of the Assets to, and vest title to the Assets in, the Buyer; and

                  (ii) other documents and instruments as will be necessary or reasonably requested by RV Centers or the Buyer to effect the transactions contemplated by this Agreement.

                  Simultaneously with such deliveries, Seller will take such steps as are necessary to put the Buyer in actual possession and control of the Assets.

3.       CLOSING

         At or prior to the Pricing and subject to the satisfaction or waiver of the conditions in Sections 7 and 8, the parties shall take all actions necessary to effect the delivery referred to in Section 2 hereof; provided, that such actions shall not include the actual completion of the purchase and sale of the Assets or the delivery of the RV Centers Stock and cash referred to in Section
2.1 hereof, each of which actions shall only be taken upon the Consummation Date as herein provided. The delivery of the conveyance documents necessary to effect the transfer of the Assets, which shall occur at or prior to the Pricing (the "Closing"), shall take place on the closing date (the "Closing Date") at the offices of Andrews & Kurth L.L.P., 600 Travis, Suite 4200, Houston, Texas 77002. All of the documents conveying title to the Assets shall be delivered at the Closing to Andrews & Kurth L.L.P., to be held in trust until the Consummation Date, and shall be returned immediately upon any termination of this Agreement prior to the Consummation Date. Within 20 days after Pricing (x) all transactions contemplated by this Agreement, including the delivery of shares and cash which the Seller shall be entitled to receive pursuant to Annex I hereof, shall be completed, and

(y) the closing with respect to the IPO shall occur and be completed. The date on which the actions described in the preceding clauses (x) and (y) occurs shall be referred to as the "Consummation Date." During the period from the Closing Date to the Consummation Date, this Agreement may only be terminated by the Company if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such underwriting agreement. This Agreement shall in any event terminate if the Consummation Date does not occur within 20 days of the Pricing or the Closing Date, whichever occurs first. Time is of the essence with respect to the performance hereof.

4.       REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Except as set forth in the disclosure schedules attached hereto and except as otherwise qualified below, the Seller, represents and warrants that all of the following representations and warranties in this Section 4 are true at the date of this Agreement, and that such representations and warranties shall survive the Consummation Date until June 30, 2000 (the "Expiration Date"), except that the warranties and representations set forth in Sections 4.5 and
4.22 hereof shall survive until such time as the applicable limitations period has run, which shall be deemed to be the Expiration Date for Sections 4.5 and 4.22.

         4.1 DUE ORGANIZATION. The Company is a sole proprietorship under the laws of the State of California. The Company has the requisite power and authority to own and operate the Assets and carry on the Business as it is now being conducted. The Company is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or authorization necessary except where the failure to be so qualified or authorized would not have a Material Adverse Effect on the Assets or the Business. Schedule 4.1 sets forth a list of all states in which the Company is authorized or qualified to do business.

         4.2 AUTHORIZATION. (i) The Seller has the authority to enter into and bind himself to the terms of this Agreement and (ii) the Seller has the full legal right, power and authority to enter into this Agreement and consummate the transactions contemplated herein.

         4.3 OWNERSHIP OF THE COMPANY. Seller owns 100% of the ownership interests in the Business and in the Company as a sole proprietorship.

         4.4 NO CAPITAL INTERESTS. No option, warrant, call, conversion right or commitment of any kind exists which obligates the Seller to incorporate the Company or to issue any equity or ownership interests in the Company or the Business.

         4.5 OWNERSHIP OF THE ASSETS. The Company is and at Closing the Company will be the true and lawful owner of the Assets. No other Person will have on the Closing Date any direct or indirect interest in any of the Assets. All tangible property constituting part of the Assets is in good operating condition and repair, subject to reasonable and ordinary wear and tear, and is fully usable for its intended purpose. Upon execution and delivery to the Buyer of the documents referenced in Section 2.2 above, the Buyer will acquire good, complete and valid ownership of the Assets, free and clear of all Liens except for Permitted Encumbrances. The Assets constitute all of the property and other assets necessary to conduct the Business as it is presently being conducted by the Company.

         4.6 OWNERSHIP IN OTHER ENTITIES. Neither the Company nor Seller presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company or Seller, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity, in each case involving or relating to the Business.

         4.7 PREDECESSOR STATUS; ETC. Set forth on Schedule 4.7 is a listing of all predecessor companies, if any, of the Company, including the names of any entities acquired by the Company (by stock purchase, merger or otherwise) or owned by the Company or from whom the Company previously acquired assets which are material to the Business.

         4.8 SPIN-OFFS. Except as set forth on Schedule 4.8, there has not been any sale, spin-off or split-up by the Seller of the Company of material assets involved in or relating to the Business since January 1, 1995.

         4.9 FINANCIAL STATEMENTS. Copies of the following financial statements are attached hereto as Schedule 4.9:

                  (i) the balance sheets of the Company as of December 31, 1996 and 1997 and the related statements of operations, owner's equity and cash flows for the two-year period ended December 31, 1997, together with the related notes and schedules (such balance sheets, the related statements of operations, owner's equity and cash flows and the related notes and schedules are referred to herein as the "Year-end Financial Statements"); and

                  (ii) the balance sheet of the Company as of the Balance Sheet Date and the related statements of operations, owner's equity and cash flows for the six-month period ended June 30, 1998 and on the Balance Sheet Date, together with the related notes and schedules (such balance sheets, the related statements of operations, owner's equity and cash flows and the related notes and schedules are referred to herein as the "Interim Financial Statements").

                  (iii) The Year-end Financial Statements and the Interim Financial Statements are collectively referred to herein as the "Financial Statements". The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. The Company's books of account have been kept accurately in all material respects, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded in such books in all material respects.

         4.10 LIABILITIES AND OBLIGATIONS. Except as set forth on Schedule 4.10(a), as of the Balance Sheet Date, there are no liabilities or obligations relating to the Assets or the Business of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, which are not reflected in the Company Interim Financial Statements at the Balance Sheet Date. In addition, except as set forth on Schedule 4.10(a), since the Balance Sheet Date, the Company has not incurred any material liabilities or obligations relating to or affecting the Assets or Business of any kind, character or description whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business and consistent with past operating practices. For each contingent liability or other liability for which the amount is not fixed or is contested, the Seller has included on Schedule 4.10(a) the following information:

                  (i) a summary description of the liability together with the following:

                           (A) copies of the principal documentation in the possession of the Seller or the Company or its officers, management, or key employees relating thereto;

                           (B) amounts claimed and any other action or relief sought; and

                           (C) name of claimant and all other parties to the claim, suit or proceeding;

                  (ii) the name of each court or agency before which such claim, suit or proceeding is pending; and

                  (iii) the date such claim, suit or proceeding was instituted.

                  Schedule 4.10(b) sets forth an accurate list of all trade accounts payable, accrued liabilities, indebtedness and other liabilities of the Company as reflected in the Company Interim Financial Statements as of the Balance Sheet Date. Schedule 4.10(b) also includes copies of all loan agreements, floor plan financing agreements, warranty, indemnity or guarantee agreements, bonds, mortgages, pledges or other security agreements relating to the Business to which the Company is a party or by which its properties may be bound.

         4.11 ACCOUNTS AND NOTES RECEIVABLE. Schedule 4.11 sets forth an accurate list of the accounts and notes receivable of the Company, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including all receivables from and advances to employees, which are identified as such. Schedule 4.11 also sets forth an accurate aging of all accounts and notes receivable as of the Balance Sheet Date showing amounts due in 30-day aging categories. Except to the extent reflected on Schedule 4.11, such accounts, notes and other receivables arose in connection with bona fide transactions, the reserves reflected in the balance sheet as of the Balance Sheet Date are adequate and such accounts, notes and other receivables are, subject to the stated reserves, collectible.

         4.12 PERMITS AND INTANGIBLES. The Company holds all licenses, franchises, permits and other governmental authorizations ("Licenses") necessary to conduct the Business, and the Seller has delivered to RV Centers a list that is accurate and summary description (which is set forth on Schedule 4.12) of all such Licenses, including any trademarks, trade names, patents, patent applications and copyrights owned or held by the Company or any of its employees (including interests in software or other technology systems, programs and intellectual property) the absence of which would have a Material Adverse Effect on the Business. Except as set forth on Schedule 4.12, the Licenses and other rights listed on Schedule 4.12 are valid, held by the Company and the Company has not received any notice that any Person intends to cancel, terminate or not renew any such License or other right. Except as set forth on Schedule 4.12, the Company has conducted and is conducting the Business in compliance with the requirements, standards, criteria and conditions set forth in the Licenses and other rights listed on Schedule 4.12 and is not in violation of any of the foregoing. Except as specifically provided in Schedule 4.12, the consummation by the Company of the transactions contemplated in this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by, any such Licenses or other rights.

         4.13 ENVIRONMENTAL MATTERS. (a) Except as specifically set forth in
Schedule 4.13 attached hereto, (i) the Company has conducted and is conducting the Business in compliance with all applicable Environmental Laws, including, without limitation, having all environmental permits, licenses and other approvals and authorizations required by Environmental Laws for the operation of the Business as presently conducted, (ii) none of the properties now or previously owned or occupied by the Company and used in the Business contain any Hazardous Substance, the existence of which imposes a requirement under Environmental Laws to remove, remediate, reduce the levels of Hazardous Substances to levels below regulatory action levels, or otherwise perform any response, corrective or preventive measure or pay for any environmental response costs ("Environmental Response Measures"), (iii) the Company has not received any written notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company may be in violation of, or liable for any Environmental Response Measures under, any Environmental Law in connection with the ownership or operation of the Business, and has no reason to believe that any such written documentation may be forthcoming, (iv) there have been and are no civil, criminal or administrative actions, suits, demands, claims, hearings, consent orders, investigations or proceedings pending or, to the knowledge of the Company, threatened, against the Company relating to any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned, leased or operated by the Company as a result of any activity of the Company during the time such properties were owned, leased or operated by the Company, (vii) there have been and are no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or non-compliance with any applicable Environmental Law conducted by or which are in the possession of the Company relating to the Business, (viii) there are no underground storage tanks on, in or under any properties owned or leased by the Company, there were no underground storage tanks owned or used by the Company on properties formerly owned, leased or operated by the Company, and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company, (ix) there is no asbestos or asbestos-containing material present in any of the properties owned, leased or operated by the Company that is required to be removed or otherwise abated under Environmental Laws, and no asbestos was removed from any properties now or formerly owned, leased or operated during the time such properties were owned, leased or operated by the Company, except in compliance with Environmental Laws, (x) neither the Company nor any of its respective properties are subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, (xi) there are no environmental liabilities at sites not owned, operated or leased by the Company, for which the Company or the Business could, in whole or in part, be liable, and (xii) the Company has not been a contractee under any tolling agreement, processing agreement or netback agreement with a third party.

         (b) With respect to any past direct or indirect Subsidiaries or Affiliates of the Company, the representations contained in Section 4.13(a) shall apply to the assets of and activities conducted by such entity while owned, directly or indirectly, by the Company or affiliated therewith to the extent that a failure of such representations to be true and correct could subject the Company or the Business to liability.

         (c) As used herein, "Environmental Law" means any Federal, state, or local, statute, ordinance, rule, regulation, code, license, permit, authorization, order, judgment, decree, injunction, restriction or agreement with any governmental entity, relating to (x) the protection, preservation or restoration of the environment or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, and similar law, regulation or requirement of any governmental authority or agency having jurisdiction over the Company or its property or the Business, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

         (d) As used herein, "Hazardous Substance" means any substance regulated under any Environmental Law or the exposure to which is regulated by any Environmental Law, and shall include, without limitation, any industrial substance, petroleum or any derivative or by-product thereof, radon, asbestos or asbestos-containing material, urea formaldehyde foam insulation, lead, fibers or polychlorinated biphenyls.

         4.14 PERSONAL PROPERTY. Schedule 4.14 sets forth an accurate list of
(x) all personal property material to the Business included in "plant, property and equipment" on the balance sheet of the Company, (y) all other personal property owned by the Company and used or useful in the Business with an individual net book value in excess of $5,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all material leases and agreements in respect of personal property, including, in the case of each of
(x), (y) and (z), (1) true, complete and correct copies of all such leases and agreements and (2) an indication as to which assets are currently owned, or were formerly owned, by the Company, relatives of Seller, or Affiliates of the Seller. Except as set forth on Schedule 4.14, (i) all personal property material to, and used by, the Company in the Business is either owned by the Company or leased by the Company pursuant to a lease included on Schedule 4.14, (ii) all of the personal property listed on Schedule 4.14 or replacement property thereof is in working order and condition, ordinary wear and tear excepted and (iii) all leases and agreements included on Schedule 4.14 are in full force and effect and constitute valid and binding agreements of the Company and (to the knowledge of the Seller) the other parties thereto (or their successors) in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or other similar laws and equity principles relating to creditors' rights generally. For the purposes of this Section 4.14, "personal property" shall be deemed to exclude personal property addressed by Sections 4.11 and 4.12 and inventory of the Company.

         4.15 SIGNIFICANT CUSTOMERS AND SUPPLIERS; MATERIAL CONTRACTS AND COMMITMENTS.

         (a) Schedule 4.15(a) sets forth an accurate list of (i) all customers (persons or entities) representing 5% or more of the Company's annual revenues for fiscal year 1997, showing the approximate total sales to each such customer, and (ii) all suppliers (persons or entities) representing 5% or more of the Company's annual purchases of supplies for fiscal year 1997, showing the approximate total purchases of supplies from each such supplier. Except to the extent set forth on Schedule 4.15(a), none of such customers or suppliers has canceled or substantially reduced or are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the Company.

         (b) The Company has listed on Schedule 4.15(b) all material contracts, commitments and similar agreements relating to the Business to which the Company is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant customers or suppliers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than agreements listed on Schedules 4.10(a), 4.10(b), 4.14 or 4.16, (i) in existence as of the Balance Sheet Date and (ii) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct copies of such agreements to RV Centers. Except as set forth on Schedule 4.15(b), the Company has complied with all commitments and obligations pertaining to it or the Business and is not in default in any material respect under any contracts or agreements listed on Schedules 4.10(a), 4.10(b), 4.14, 4.15(b) or 4.16 and has not received notice of a default under any such contract or agreement. Where required prior to the execution of this Agreement under such contracts or agreements, the Company has furnished notice of the Agreement to third parties and has, where required prior to the execution of this Agreement, obtained consent from third parties to enter into the transactions contemplated in this Agreement. The Company has also indicated on
Schedule 4.15(b) a list of all plans or projects involving the opening of new operations, expansion of existing operations, or the acquisition of any personal property, business or assets relating to the Business and requiring, in any event, the payment of more than $25,000 by the Company.

         (c) Except as set forth on Schedule 4.15(b), since January 1, 1997, the Company has not experienced any difficulties in obtaining any inventory items necessary to the operation of the Business, and, to the knowledge of the Company, no such shortage of supply of inventory items is threatened or pending. Except as set forth in Schedule 4.15(b), to the knowledge of the Company, no customer or supplier of the Company has indicated that it will cease to do business with, or substantially reduce its purchases from or sales to, the Company or RV Centers by reason of or after the consummation of the transactions contemplated hereby.

         (d) Except as set forth on Schedule 4.15(b), the Company is not required to provide any bonding or other financial security arrangements in any amount in connection with any contract listed on Schedule 4.15(b).

         4.16 REAL PROPERTY. The Company does not own any real property.
Schedule 4.16 includes a list of all real property leased by the Company and used or useful in the Business at the date hereof and all other real property, if any, used by the Company in the conduct of the Business.

         Copies of all leases and agreements in respect of such real property leased by the Company, which are true, complete and correct, are attached to
Schedule 4.16, and an indication as to which such properties, if any, are currently owned, or were formerly owned, by the Company or Affiliates of the Company is included in Schedule 4.16. Copies of all title reports and title insurance policies with respect to such real property leased by the Company and used or useful in the Business and in its possession or reasonably accessible to it are attached to Schedule 4.16. Except as set forth on Schedule 4.16, all of such leases included on Schedule 4.16 are in full force and effect and constitute valid and binding agreements of the Company and to the knowledge of the Company the other parties thereto in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or other similar laws and equity principles relating to creditors' rights generally.

         4.17 INSURANCE. The Seller has delivered to RV Centers (i) an accurate list as of the Balance Sheet Date of all insurance policies relating to the Business or the Assets, (ii) an accurate list of all insurance loss runs or workers compensation claims received by the Company or the Seller for the past three policy years and (iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance the Company or the Seller is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws relating to the Business and Assets. Except as set forth on Schedule 4.17, all of such insurance policies are currently in full force and effect and shall remain in full force and effect through the Consummation Date. Since January 1, 1996, no insurance relating to the Business or Assets has been canceled by the insurer and neither the Company nor the Seller has been denied coverage.

         4.18 COMPENSATION; EMPLOYMENT AGREEMENTS; LABOR MATTERS. (a) The Seller has delivered to RV Centers an accurate list (which is set forth on Schedule 4.18) showing all officers, and key employees of the Company or Business, listing all employment, compensation, change in control and severance agreements with such officers and key employees (the "Employment Agreements") and the rate of compensation, and sales commissions, (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The Seller has provided to RV Centers true, complete and correct copies of all Employment Agreements. Since the Balance Sheet Date, except as disclosed on Schedule 4.18, there have been no increases in the compensation payable or any special bonuses to any officer, key employee or other employee, except ordinary salary increases implemented on a basis and in amounts consistent with past practices.

         (b) Except as set forth on Schedule 4.18, (i) the Company is not bound by or subject to (and none of the Assets or the Business is bound by or subject to) any arrangement with any labor union, (ii) no campaign to establish such arrangement is in progress and (iii) to the knowledge of the Company, there is no pending or threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years. Except as set forth on Schedule 4.18, the Company believes its relationship with its employees to be good.

         (c) Except as set forth in Schedule 4.18, (i) there are no significant controversies pending or, to the knowledge of the Seller, threatened between the Company and any of its employees, (ii) the Company has complied in all material respects with all applicable laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and
(iii) the Company has not received notice from any person asserting the Company is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

         4.19 EMPLOYEE PLANS. The Company has delivered to RV Centers an accurate schedule (Schedule 4.19) listing all employee benefit plans and compensation plans, programs or arrangements (the "Plans") which relate to the Business and are maintained by, contributed to or with respect to which there is or would be any obligation or liability of the Company, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, incentive compensation agreements, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date and as of the date of this Agreement. Except for the Plans, if any, described on Schedule 4.19, the

Company does not sponsor, maintain or contribute to any plan, program, fund or arrangement which relates to the Business that constitutes an "employee benefit plan," and the Company does not have any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement arrangement on behalf of any current or former employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of ERISA). For the purposes of this Agreement, the term "employee benefit plan" shall have the same meaning as is given that term in Section 3(3) of ERISA. The Company has not sponsored, maintained or contributed to any employee benefit plan other than the Plans set forth on Schedule 4.19, and the Company is not or could not be required to contribute to any Plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions of employment of any of the Company's employees.

         Except as set forth on Schedule 4.19, the Company is not now, and will not as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation (the "PBGC") or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA.

         All Plans listed on Schedule 4.19 and the administration thereof are in compliance in all material respects with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable Federal, state and local statutes, ordinances and regulations.

         All accrued contribution obligations of the Company as of the Balance Sheet Date with respect to any Plan listed on Schedule 4.19 have either been fulfilled in their entirety or are fully reflected on the balance sheet of the Company included in the Interim Financial Statements. All accrued contribution obligations of the Company since the Balance Sheet Date with respect to any Plan listed on Schedule 4.19 have been fulfilled or will be fully reflected on the Balance Sheets delivered pursuant to Section 6.9.

         4.20 COMPLIANCE WITH ERISA. All such Plans listed on Schedule 4.19 that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been from their inception, so qualified and are the subject of a determination letter or notification letter issued by the Internal Revenue Service, which letter covers the status of such Qualified Plans the provisions of the Tax Reform Act of 1986, and copies of such letters are attached to
Schedule 4.19. Except as disclosed on Schedule 4.20, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed. Neither the Company, any such Plan listed in Schedule 4.19, nor, to the knowledge of the Seller, any other Person has engaged in any transaction with any Plan which is prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA, and to which no exemption under the Code or ERISA applies. No such Plan listed in Schedule 4.19 has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(l) of ERISA, whether or not waived; and neither the Company nor, to the knowledge of the Seller, any other Person has incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the

PBGC with respect to any Plan or breached any fiduciary duty with respect to any Plan. The Seller further represents that except as set forth on Schedule 4.20 hereto:

                  (i) with respect to any plan year for which the applicable statutes of limitations has not expired, there have been no terminations, partial terminations or discontinuations of contributions to any Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

                  (ii) no Plan listed in Schedule 4.19 is subject to the provisions of Title IV of ERISA;

                  (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Plan listed in
         Schedule 4.19;

                  (iv) the Company has not incurred liability under Section 4062 or Section 4069 of ERISA;

                  (v) no circumstances exist pursuant to which the Company could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the Company that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the Company; and

                  (vi) each Plan may be unilaterally terminated at any time by the Company without material liability to the Company.

         4.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on
Schedule 4.21 or 4.13, the Company is not in violation of any law or regulation or any order of any court or Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it involving or relating to the Business or the Assets other than violations that would not have a Material Adverse Effect on the Business or the Assets and except to the extent set forth on Schedules 4.10 or 4.13, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Company, threatened against or affecting, the Company, at law or in equity, or before or by any Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them and no written notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Company. Except as set forth in Schedule 4.21, the Company has conducted and is now conducting the Business in compliance in all material respects with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations.

         4.22 TAXES.

         (a) The Seller has timely filed all requisite Federal, state, local and other income and payroll tax returns or extension requests with respect to the Company or the Business for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on Schedule 4.22, there are no examinations in progress or claims pending against the Seller for Federal, state, local and other Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for Taxes, whether pending or threatened, has been received. All Taxes, including interest and penalties (whether or not shown on any tax return), owed by the Seller with respect to the Company or the Business has been paid or reflected as accrued as of the Balance Sheet Date. The amounts shown as accruals for Taxes on the Company Financial Statements are sufficient for the payment of all Taxes with respect to the Company or the Business of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and
(iii) the Federal and local income tax returns and franchise tax returns of the Company for their last three (3) fiscal years, or such shorter period of time as any of them shall have existed, are attached hereto as Schedule 4.22 or have otherwise been delivered to RV Centers. Except as set forth on Schedule 4.22, the Company uses the accrual method of accounting for income tax purposes, and the Company's methods of accounting have not changed in the past five years. The Company is not an Investment Company as defined in Section 351(e)(1) of the Code. Except as set forth on Schedule 4.22, the Company is not and has not been a party to any tax sharing agreement or agreement of similar effect involving or relating to the Business. Except as set forth on Schedule 4.22, the Company is not and has not been a member of any consolidated group. The Company has not received, been denied, or applied for any private letter ruling during the last ten years.

         (b) The Seller has timely filed all requisite Federal, state, local and other income and payroll tax returns or extension requests with respect to the Company or the Business for all fiscal periods ended on or prior to the date hereof; and there are no examinations in progress or claims pending against the Seller for Federal, state, local and other Taxes (including penalties and interest) for any period or periods ended on or prior to the date hereof and no notice of any claim for Taxes, whether pending or threatened, has been received. All Taxes, including interest and penalties (whether or not shown on any tax return), owed by the Seller with respect to the Business have been paid or reflected as accrued. The amounts shown as accruals for Taxes on the Company's Financial Statements are sufficient for the payment of all Taxes with respect to the Company or the Business of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date.

         4.23 NO VIOLATIONS; NO CONSENT REQUIRED, ETC.

         (a) Except as set forth on Schedule 4.23(a), to the knowledge of the Seller, neither the Company nor any other party thereto, is in default under any lease, instrument, agreement, license, or permit set forth on Schedule 4.10(b), 4.12, 4.14, 4.15(b) or 4.16 (the "Material Documents").

         (b) Except as set forth on Schedule 4.23(b), the execution and delivery of this Agreement by the Seller does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien, upon any of the Assets under any of the terms, conditions or provisions of
(i) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company, the Business or the Assets, or (ii) any Material Document to which the Company or Seller is now a party or by which the Company, Seller or any of the Assets may be bound or affected. The consummation by the Seller and the Company of the transactions contemplated herein will not result in any material violation, conflict, breach, right of termination or acceleration or creation of liens under any of the terms, conditions or provisions of the items described in clauses (i) or (ii) of the preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (ii) above, to obtaining (prior to the Effective Time) such consents as may be required from commercial lenders, lessors or other third parties.

         (c) Except as set forth on Schedule 4.23(c) and except for requirements under the Hart- Scott Act, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to the transfer of the Assets or the consummation by the Seller of any of the transactions contemplated herein in order to remain in full force and effect, and consummation by the Company or Seller of the transactions contemplated herein will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

         (d) Except for (i) the filing of the Registration Statement, (ii) the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities and (iii) any filing required under the Hart-Scott Act in connection with the purchase and sale of the Assets, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated herein.

         (e) Except as set forth on Schedule 4.23(e), none of the Material Documents prohibits the use or publication by the Company or RV Centers of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the Company from providing services or selling products to any other customer or potential customer of the Seller, RV Centers or any Other Founding Company.

         4.24 GOVERNMENT CONTRACTS. Except as set forth on Schedule 4.24, the Company is not a party to any governmental contract subject to price redetermination or renegotiation.

         4.25 ABSENCE OF CHANGES. Since June 30, 1998, except as set forth on
Schedule 4.25 or as otherwise contemplated herein, there has not been:

                  (i) any Material Adverse Change in the Business;

                  (ii) any material damage, destruction or loss to any property or asset of the Company (whether or not covered by insurance) which has caused a Material Adverse Effect on the Business;

                  (iii) any change in the ownership of the Company or any grant of any options, warrants, calls, conversion rights or commitments respecting the Company or the Business;

                  (iv) any distribution in respect of the ownership interests in the Company or the Business or any direct or indirect redemption, purchase or other acquisition of any of the ownership interests in the Company except for distributions that would be permitted under Section 6.3(iii);

                  (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its officers, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice or any payment of salary, bonus, sales commissions, fees or any other form of compensation, directly or indirectly, to the Seller or any members of his family in excess of the aggregate monetary compensation provided for in Annex I hereto;

                  (vi) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character which has caused a Material Adverse Effect on the Business or Assets;

                  (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company or the Business to any person, including, without limitation, Affiliates of the Company, except inventory sold or transferred in the ordinary course of business;

                  (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company and involving or relating to the Business, including without limitation any indebtedness or obligation of the Company or any Affiliate thereof;

                  (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the material assets, property or rights of the Company or the Business or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the Business;

                  (xi) any waiver of any material rights or claims relating to the Business or Assets;

                  (xii) any amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party relating to the Business or Assets;

                  (xiii) any transaction by the Seller outside the ordinary course of business;

                  (xiv) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date other than in the ordinary course of business and of which prior notice has been given to RV Centers;

                  (xv) any other distribution of property or assets by the Company other than in the ordinary course of business and other than distributions of real estate and other assets as permitted by this Agreement (including the Schedules hereto); or

                  (xvi) any occurrence that is reasonably likely to give rise to a contingent liability which would have a Material Adverse Effect on the Business or Assets excluding occurrences due to general economic conditions, legislative or regulatory developments or occurrences affecting the recreational vehicle industry generally.

         4.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The Company has delivered to RV Centers an accurate schedule (which is set forth on Schedule 4.26) as of the date of this Agreement of:

                  (i) the name of each financial institution in which the Company has accounts or safe deposit boxes relating to the Business;

                  (ii)     the names in which the accounts or boxes are held;

                  (iii)    the type of account and account number; and

                  (iv) the name of each person authorized to draw thereon or have access thereto.

         All of the cash indicated on the Company's balance sheet as of June 30, 1998, is held in the accounts listed on Schedule 4.26 and as of the Consummation Date, the Company will have no other accounts. Schedule 4.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

         4.27 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the Seller and the performance by the Seller of the transactions contemplated herein have been duly and validly authorized by the Seller and this Agreement is a valid and binding obligation of the Seller, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or other similar laws and equity principles relating to creditors' rights generally.

         4.28 RELATIONS WITH GOVERNMENTS. None of the Company, the Seller nor any Affiliate of the Company or Seller has given or offered anything of value to any governmental official, political party or candidate for government office nor has it or any of them otherwise taken any action which would in any case cause the Company or Seller to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

         4.29 DISCLOSURE. (a) The representations and warranties of the Seller as set forth in this Agreement, including the Annexes and Schedules hereto, the completed Director and Officer Questionnaires of the Company to the extent such Questionnaires have been completed, and the written information provided by the Seller to RV Centers's environmental consultants do not contain an untrue statement of a material fact concerning the Company or the Business or omit to state a material fact concerning the Company or the Business necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon information furnished in writing by the Other Founding Companies, RV Centers and its Affiliates or any representatives or agents of RV Centers and its Affiliates.

         (b) The Seller acknowledges and agrees that (i) there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur; (ii) none of RV Centers, the Buyer or Baker Kreft Funding I, L.L.C. or any of their officers, directors, Affiliates, agents or representatives nor any Underwriter shall have any liability to the Company or the Seller or any other person affiliated or associated with the Company or the Seller for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all, the transactions contemplated by this Agreement to be successful or the prospects for RV Centers described in the Registration Statement to be realized; and (iii) that the decision of the Company to enter into this Agreement, or to vote in favor of or consent to the proposed purchase of RV Centers Stock and sale of the Assets, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, relative to RV Centers or the prospective IPO.

         (c) The Seller has no present plan, intention, commitment or binding agreement or arrangement to dispose of any shares of RV Centers Stock to be received by the Seller as a result of the transactions contemplated in this Agreement, except for transfers permitted pursuant to Sections 14 and 15 hereof.

         4.30 PROHIBITED ACTIVITIES. Except as set forth on Schedule 4.30, the Company has not, between the Balance Sheet Date and the date hereof, taken any of the actions (Prohibited Activities) set forth in Section 6.3.

         4.31 NO WARRANTIES OR INSURANCE. Except as set forth on Schedule 4.31, the Company has no liability to any person under any warranty relating to goods sold or services provided by the Company and the Company does not offer or sell insurance or consumer protection plans or other arrangements that could result in the Company being required to make any payment to or perform any service for any person.

         4.32 INTEREST IN CUSTOMERS AND SUPPLIERS AND RELATED PARTY TRANSACTIONS. Except as described on Schedule 4.32, neither the Company nor any officer, employee or Affiliate of the Company (i) possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or affiliate of, any corporation, firm, association, business organization or Person that is a client, supplier, customer, lessor, lessee or competitor of the Company, or (ii) is a party to an agreement or relationship, that involves the receipt by such person of compensation or property from the Company other than through a customary employment relationship.

         4.33 REGISTRATION STATEMENT. None of the information supplied by the Seller in writing for inclusion in the Registration Statement contains any untrue statement of a material fact concerning the Company or the Business or has omitted to state any material fact required to be stated therein or necessary in order to make the statements therein concerning the Company or the Business, in light of the circumstances under which they are made, not misleading. The Seller will have the right to review and approve in advance any statements made about the Company or the Business in the Registration Statement.

         4.34 INVENTORY. Except as provided in Schedule 4.34, all of the inventories of the Company at June 30, 1998 are reflected on the Interim Financial Statements. The values at which inventories are carried on the Interim Financial Statements reflect the normal inventory valuation policies of the Company in conformity with GAAP consistently applied. The inventories reflected on the Interim Financial Statements or arising since the date thereof are currently marketable and substantially all of such inventories can reasonably be anticipated to be sold at normal mark-ups within 180 days after the date hereof in the ordinary course of business (subject to any reserve for obsolete, off-grade or slow-moving items that is reflected in the Interim Financial Statements) except for spare parts inventory which inventory is good and usable.

         4.35 YEAR 2000. Except and to the extent described in Schedule 4.35, the "Information Technology" (as defined below in this Section 4.35) of the Company which is included in the Assets is Year 2000 compliant. "Year 2000 compliant" means that the Information Technology is designed to be used prior to, during and after the calendar Year 2000 A.D. and the Information Technology used during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data.

         For purposes hereof, "Information Technology," means all computer operated or micro processor controlled equipment, including, but not limited to computer software, computer hardware and related software, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, and any and all parts and appurtenances thereto, together with all intellectual property used in the operation of such computer equipment and hardware, and other similar or related items of automated, computerized, or software system(s) that are used or relied on by the Company in the conduct of the Business.

5.       REPRESENTATIONS OF RV CENTERS

         Except as set forth in the disclosure schedules attached hereto and except otherwise qualified below, RV Centers represents and warrants that all of the following representations and warranties in this Section 5 are true at the date of this Agreement, and that such representations and warranties shall survive the Consummation Date until the Expiration Date except that the representations and warranties set forth in Section 5.3 shall survive until the date on which the applicable statute of limitations expires, which shall be the "Expiration Date" for purposes of Section 5.3.

         5.1 DUE ORGANIZATION. Each of RV Centers and the Buyer is a corporation duly incorporated and organized, validly existing and in good standing under the laws of its State of Incorporation, and it has the requisite power and authority to carry on its business as it is now being conducted and as contemplated in the RV Centers Plan of Organization. Each of RV Centers and the Buyer is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or authorization necessary, except where the failure to be so qualified or authorized to do business would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and By-laws, as proposed to be amended, of RV Centers (the "RV Centers Charter Documents") are attached hereto as Annex II.

         5.2 AUTHORIZATION. (i) The officers of RV Centers and the Buyer executing this Agreement have the authority to enter into and bind RV Centers and the Buyer to the terms of this Agreement and (ii) each of RV Centers and the Buyer has the full legal right, power and authority to enter into and perform this Agreement and consummate the transactions contemplated herein. All corporate acts and other proceedings required to have been taken by RV Centers or the Buyer to authorize the execution and delivery and performance of this Agreement and all of the transactions contemplated hereby have been duly and properly authorized. Copies of the most recent resolutions adopted by the Board of Directors of RV Centers and the Buyer, which approve this Agreement and the transactions contemplated herein in all respects, certified by the Secretary or an Assistant Secretary of RV Centers and the Buyer, as the case may be, as being in full force and effect on the date hereof, are attached hereto as Schedule 5.2.

         5.3 CAPITAL STOCK OF RV CENTERS. As of the date of this Agreement, the authorized capital stock of RV Centers is as set forth on Schedule 5.3. Immediately prior to the Closing Date and the Consummation Date, all of the issued and outstanding shares of the capital stock of RV Centers will be as set forth in the Registration Statement, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind other than any restrictions described in the Registration Statement. All of the issued and outstanding shares of the capital stock of RV Centers has been duly authorized and validly issued, are fully paid and nonassessable and such shares were offered, issued, sold and delivered by RV Centers in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present Stockholder of RV Centers.

         5.4 TRANSACTIONS IN CAPITAL STOCK; ORGANIZATION ACCOUNTING. Except for the Other Agreements and except as set forth in the Registration Statement, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates RV Centers to issue any of its authorized but unissued capital stock; and (ii) RV Centers has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. The outstanding options, warrants or other rights to acquire shares of the stock of RV Centers will be as described in the Registration Statement.

         5.5 SUBSIDIARIES. RV Centers has no Subsidiaries except for the Buyer. RV Centers does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and RV Centers, directly or indirectly, is not a participant in any joint venture, partnership or other non-corporate entity except for the Buyer.

         5.6 NO VIOLATIONS. (a) RV Centers is not in violation of any RV Centers Charter Document. Neither RV Centers nor, to the best knowledge of RV Centers, any other party thereto, is in default under any lease, instrument, agreement, license, or permit to which RV Centers is a party, or by which RV Centers, or any of its properties, is bound (collectively, the "RV Centers Documents").

         (b) The execution and delivery of this Agreement by RV Centers and the Buyer does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of RV Centers under any of the terms, conditions or provisions of (i) the RV Centers Charter Documents, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to RV Centers or any of its properties or assets, or (iii) any RV Centers Document. The consummation by RV Centers of the transactions contemplated herein will not result in any material violation, conflict, breach, right of termination or acceleration or creation of liens under any of the terms, conditions or provisions of the items described in clauses (i) through (iii) of the preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (iii) above, to obtaining (prior to the Effective Time) such consents as may be required from commercial lenders, lessors or other third parties.

         (c) Except for (i) the filings with the SEC pursuant to the 1933 Act in connection with the IPO and the purchase and sale of the Assets, (ii) the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (iii) any filings required under the Hart-Scott Act in connection with the transactions contemplated by the RV Centers Plan of Organization, none of the RV Centers Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to the consummation by RV Centers of any of the transactions contemplated herein, and consummation by RV Centers of the transactions contemplated herein will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit under any of the RV Centers Documents.

         (d) Except for (i) the filings with the SEC pursuant to the 1933 Act in connection with the IPO and the purchase and sale of the Assets, (ii) the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (iii) any filings required under the Hart-Scott Act in connection with the transactions contemplated in the RV Centers Plan of Organization, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by RV Centers or the Buyer or the consummation by RV Centers or the Buyer of the transactions contemplated herein.

         5.7 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by RV Centers and the Buyer and the performance of the transactions contemplated herein have been duly and validly authorized by the Boards of Directors of RV Centers and the Buyer and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of RV Centers and the Buyer.

         5.8 RV CENTERS STOCK. At the time of issuance thereof and delivery to the Seller, the RV Centers Stock to be delivered to the Seller pursuant to this Agreement will constitute valid, duly authorized and legally issued shares of RV Centers, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 14 and 15 hereof, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the RV Centers Stock issued and outstanding as of the date hereof by reason of the provisions of the Delaware GCL. The RV Centers Stock issued and delivered to the Seller shall at the time of such issuance and delivery be free and clear of any liens, claims or encumbrances of any kind or character. The shares of RV Centers Stock to be issued to the Seller pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Section 16 hereof.

         5.9 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. RV Centers was formed in May 1998 and has conducted only limited operations since that time. RV Centers has not conducted any material business since the date of its inception, except in connection with this Agreement, the Other Agreements and the IPO. Except as described in the Draft Registration Statement, RV Centers does not own and has not at any time owned any real property or any material personal property and is not a party to any other material agreement other than the Other Agreements, the agreements contemplated hereby and such agreements as will be filed as Exhibits to the Registration Statement. Except as set forth in the Registration Statement, RV Centers has not entered into any material agreement with any of the Founding Companies or the Seller of the Founding Companies other than the Other Agreements and the agreements contemplated in each of the Other Agreements and the Registration Statement, including the employment agreements and leases referred to herein or entered into in connection with the transactions contemplated herein and therein.

         5.10 [INTENTIONALLY LEFT BLANK].

         5.11 OTHER AGREEMENTS. The Other Agreements have been duly authorized, executed and delivered by RV Centers and constitute the legal, valid and binding obligation of RV Centers enforceable against RV Centers in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or other similar laws and equity principles relating to creditors' rights generally.

         5.12 FINANCIAL STATEMENTS. The unaudited pro forma financial statements of RV Centers included in the Draft Registration Statement comply as to form in all material respects to the applicable accounting requirements of the 1933 Act and the regulations promulgated under the 1933 Act. Management of RV Centers believes that the assumptions underlying the pro forma adjustments utilized in the preparation of such pro forma financial statements are reasonable, and such pro forma adjustments have been properly applied to the historical financial amounts in the compilation of the pro forma financial statements. Based on the representations in Section 4.9 of this Agreement and in Section 4.9 of each of the Other Agreements, to the knowledge of RV Centers, the pro forma financial information of RV Centers fairly presents the pro forma financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

         5.13 LIABILITIES AND OBLIGATIONS. Except as set forth in the Draft Registration Statement, as of the date of this Agreement, RV Centers has no material liabilities or obligations of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business and consistent with past practices, liabilities or obligations set forth in or contemplated by this Agreement and the Other Agreements and except for fees incurred in connection with the transactions contemplated hereby and thereby.

         5.14 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth in the Draft Registration Statement, RV Centers is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and its stockholders and, there are no claims, actions, suits or proceedings, pending or, to the knowledge of RV Centers, threatened against or affecting, RV Centers, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. RV Centers has conducted and is conducting its businesses in compliance in all material respects with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation, in any material respect, of any of the foregoing.

         5.15 NO SIDE AGREEMENTS. RV Centers has not entered into any agreement with any of the Founding Companies or the Stockholders of the Founding Companies other than the Other Agreements and the agreements referred to in the Other Agreements or the Draft Registration Statement, including the employment agreements and/or advisory agreements and leases referred to herein or entered into in connection with the transactions contemplated hereby and thereby. RV Centers has not entered into any agreements providing for rights to register shares of RV Centers Stock under the 1933 Act except as provided in Section 16 of this Agreement, in Section 16 of the Other Agreements and the Exhibits to the Draft Registration Statement.

         5.16 RELATIONS WITH GOVERNMENTS. Neither RV Centers nor any of its directors, officers or Affiliates has given or offered anything of value to any government official, political party or candidate for government office, nor has RV Centers, any of its directors, officers or Affiliates of any of them otherwise taken any action, which would cause RV Centers to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

         5.17 OTHER AGREEMENTS. The Other Agreements have been duly authorized, executed and delivered by RV Centers and constitute the legal, valid and binding obligation of RV Centers enforceable against RV Centers in accordance with their respective terms. Except as disclosed on Schedule 5.17 or the Draft Registration Statement and except for changes resulting from a stock purchase rather than an asset purchase structure, the terms and conditions of the Other Agreements (excluding the terms relating to the consideration payable by RV Centers thereunder) are identical in all material respects to the terms and conditions in this Agreement.

         5.18 REGISTRATION STATEMENT. On the date of each filing of the Registration Statement with the SEC the Registration Statement will comply, as to form in all material respects with the requirements of the Form S-1 Registration Statement and applicable requirements under Federal laws and regulations (except for the inclusion of all exhibits required to be filed therewith with respect to the Registration Statement prior to its effective date), provided that the foregoing does not apply to any information that the Company has furnished to RV Centers in writing specifically for inclusion in the Registration Statement.

         5.19 DISCLOSURE. The Draft Registration Statement delivered to the Seller does not as of the date hereof contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon, and in conformity with, information furnished to RV Centers by the Seller in writing specifically for inclusion in the Registration Statement. The Registration Statement, when it becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and each prospectus included therein, on the date of filing thereof with the SEC and at the Closing Date and the Consummation Date, will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, information furnished to RV Centers by the Seller in writing specifically for inclusion therein.

6.       COVENANTS PRIOR TO CLOSING

         6.1 ACCESS AND COOPERATION; DUE DILIGENCE.

         (a) Between the date of this Agreement and the Consummation Date, the Seller will afford to the officers and authorized representatives of RV Centers reasonable access during normal business hours to all of the Company's sites, properties, books and records relating to the Business and will furnish RV Centers with such additional financial and operating data and other information as to the Business and properties of the Company as RV Centers may from time to time reasonably request. The Seller will cooperate with RV Centers, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. RV Centers will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Company and the Business as confidential in accordance with the provisions of Section 13 hereof.

         (b) Between the date of this Agreement and the Consummation Date, RV Centers will afford to the Seller access to all of RV Centers's sites, properties, books and records and will furnish the Seller with such additional financial and operating data and other information as to the business and properties of RV Centers as the Seller may from time to time reasonably request. RV Centers will cooperate with the Seller, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. The Seller will cause all information obtained in connection with the negotiation and performance of this Agreement (including information regarding each of the Other Founding Companies) to be treated as confidential in accordance with the provisions of Section 13 hereof.

         6.2 CONDUCT OF BUSINESS PENDING CLOSING. Except as set forth on
Schedule 6.2, between the date of this Agreement and the Consummation Date, the Seller will cause the Company to:

                  (i) carry on the Business in the ordinary course, consistent with past practice, and not introduce any material new method or changes in operation or accounting;

                  (ii) use all commercially reasonable efforts to maintain the Assets, in as good working order and condition as at present, ordinary wear and tear excepted;

                  (iii) perform all of its obligations under agreements relating to or affecting the Assets or Business, the nonperformance of which could have a Material Adverse Effect on the Assets or Business;

                  (iv) use all reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage relating to the Assets or Business;

                  (v) use reasonable efforts to maintain and preserve its business organization intact, retain its respective key employees and maintain its respective material relationships with suppliers, customers and others having business relations with the Company;

                  (vi) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities, the noncompliance with which could have a Material Adverse Effect on the Assets or Business;

                  (vii) maintain present debt and lease instruments in accordance with their terms and not enter into new or amended debt or lease instruments involving or affecting the Business without the knowledge and written consent of RV Centers (which consent shall not be unreasonably withheld) provided that debt or lease instruments may be replaced without the consent of RV Centers if the replacement instruments are on terms at least as favorable to the Company as the instruments being replaced;

                  (viii) maintain or reduce present salaries and commission levels for all officers, employees and agents involved in the Business except for ordinary and customary bonus and salary increases for employees in accordance with past practices; notwithstanding the foregoing, the Company will not pay or agree to pay salary, bonus, sales commissions, fees or any other form of compensation, directly or indirectly, to the Seller or any member of his family in excess of the aggregate monthly compensation provided for in Annex I hereto; and

                  (ix) pay all of its obligations, including, but not limited to, Taxes, loans and manufacturers' invoices, as they become due and payable and not prepay any of its obligations.

         6.3 PROHIBITED ACTIVITIES. Except as set forth on Schedule 6.3 or on Annex I to this Agreement, between the date hereof and the Consummation Date, the Company will not, without prior written consent of RV Centers:

                  (i) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures respecting the Business, except if it is in the normal course of business (consistent with past practice) or involves an amount, in the aggregate, not in excess of $100,000 except for purchases and sales of recreational vehicles inventory in the ordinary course of business;

                  (ii) create or assume any mortgage, pledge or other lien or encumbrance upon any of the Assets, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment, (excluding rolling stock inventory) with an aggregate cost per item not in excess of $25,000 necessary or desirable for the conduct of the Business, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedule 4.10, 4.15(b) and/or 4.16 hereto;

                  (iii) except as set forth in Schedule 6.3, sell, assign, lease or otherwise transfer or dispose of any property or equipment relating to the Business with a net book value in excess of $25,000 except in the normal course of business;

                  (iv) consummate or enter into any commitment for the acquisition of any business or the start-up of any new business relating to the Business;

                  (v) merge or consolidate or agree to merge or consolidate with or into any other corporation;

                  (vi) waive any material rights or claims of the Company relating to the Business or Assets, provided that the Seller may negotiate and adjust bills and accounts in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in
         Schedule 4.11 unless specifically listed thereon;

                  (vii) commit a material breach of or amend or terminate any material agreement, permit, license or other right of the Company relating to or involving the Business;

                  (viii) enter into any other transaction relating to or involving the Business outside the ordinary course of its business or prohibited hereunder; or

                  (ix) pay or agree to pay salary, bonus, sales commissions, fees or any other form of compensation, directly or indirectly, to the Seller or any member of his family in excess of the aggregate monthly compensation provided for in Annex I hereto.

         6.4 NO SHOP. Neither the Company, the Seller, nor any agent, officer, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Consummation Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

                  (i) solicit or initiate the submission of proposals or offers from any person for,

                  (ii) participate in any discussions pertaining to, or

                  (iii) furnish any information to any person other than RV Centers or its authorized agents relating to,

any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation, share exchange or business combination of the Company or Business.

         6.5 EMPLOYMENT AGREEMENTS. Except as disclosed on Schedule 6.5, the Seller and the Company shall terminate employment agreements between the Company and any employee listed on Schedule 8.10 hereto on or prior to the Consummation Date. Such termination agreements are listed on Schedule 6.5 and copies thereof are attached thereto.

         6.6 NOTIFICATION OF CERTAIN MATTERS. The Seller shall give prompt notice to RV Centers of the Seller's knowledge of (i) the occurrence or non-occurrence of any event the occurrence or non occurrence of which would be likely to cause any representation or warranty of the Seller contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and
(ii) any material failure of the Seller or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Seller or the Company hereunder. RV Centers shall give prompt notice to the Seller of RV Centers's knowledge of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of RV Centers contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of RV Centers to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this
Section 6.6 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 6.7, (ii) modify the conditions set forth in Sections 7 and 8, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         6.7 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until 24 hours prior to the anticipated effectiveness of the Registration Statement to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules or which may have been omitted from the schedules previously provided by the Seller; provided however, that supplements and amendments to Schedules 4.10, 4.11, 4.14, 4.15(a), and 4.15(b) shall only have to be delivered at the Closing Date, unless such
Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the Seller that constitutes or reflects an event or occurrence that would have a Material Adverse Effect on the Company, the Assets or the Business may be made unless RV Centers consents to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by RV Centers that constitutes or reflects an event or occurrence that would have a Material Adverse Effect on RV Centers may be made unless a majority of the Founding Companies consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 7.1 and 8.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 6.7. In the event that the Seller seeks to amend or supplement a Schedule pursuant to this Section 6.7 to reflect an item not known to RV Centers or the Seller, as applicable, at the time of entering into this Agreement or an event occurring after the date of this Agreement, and RV Centers does not consent, in its reasonable discretion, to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 11.1(i) hereof. In the event that RV Centers seeks to amend or supplement a Schedule pursuant to this Section 6.7 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 11.1(i) hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 6.7 with respect to an attempt to supplement or amend a Schedule to reflect an item not known to the Seller or RV Centers (as applicable) at the time of execution or occurring after the date of execution of this Agreement. No amendment of or supplement to a Schedule shall be made later than 24 hours prior to the anticipated effectiveness of the Registration Statement, subject to the proviso in the first sentence.

         6.8 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The Seller shall furnish or use reasonable efforts to cause to be furnished to RV Centers and the Underwriters all of the information concerning the Seller and its Affiliates, the Business and the Assets as RV Centers may reasonably request required for inclusion in, and will cooperate with RV Centers and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with GAAP, in form suitable for inclusion in the Registration Statement). The parties hereto agree that the disclosure of information with respect to the Seller and its Affiliates, the Business and the Assets in the Registration Statement and while marketing the securities of RV Centers in the IPO shall not be a violation of any confidentiality agreement, including Article 13 of this Agreement, among the parties hereto or their officers or stockholders. The Seller agrees promptly to advise RV Centers if at any time during the period in which a prospectus relating to the offering is required to be delivered under the 1933 Act, any information contained in the prospectus concerning the Seller or its Affiliates, the Business and the Assets becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy. Subject to the Seller's right to review and approve such information in the Registration Statement set forth in
Section 4.33 above, only insofar as the information relates solely to the Seller or its Affiliates, the Business and the Assets, the Seller represents and warrants as to such information, that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         6.9 FINAL FINANCIAL STATEMENTS. The Seller shall provide at least five
(5) business days prior to the Consummation Date the consolidated balance sheets of the Company, audited as of December 31, 1998, and unaudited as of the end of all fiscal months following December 31, 1998, and ending at least 25 days prior to the Consummation Date, and the consolidated statement of income, cash flows and retained earnings of the Company audited for the quarter ending December 31, 1998 and unaudited for the same months as the balance sheets. Such financial statements shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted therein), and will present fairly the financial position and results of operations of the Company for the periods indicated therein.

         6.10 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or appropriate to carry out the transactions contemplated herein.

         6.11 COMPLIANCE WITH THE HART-SCOTT ACT. All parties to this Agreement hereby recognize that one or more filings under the Hart-Scott Act may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that filings under the Hart-Scott Act are required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott Act, (ii) such compliance by the Seller shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 8 of this Agreement, and such compliance by RV Centers shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 7 of this Agreement, and (iii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott Act to be made. If filings under the Hart-Scott Act are required, the costs and expenses thereof (including filing fees) shall be borne by RV Centers. The obligation of each party to consummate the transactions contemplated in this Agreement is subject to the expiration or termination of the waiting period under the Hart- Scott Act, if applicable.

         6.12 TRANSFERS OF PERMITS AND INTANGIBLES. The Seller shall use commercially reasonable efforts to cause all trademarks, trade names, patents, patent applications, copyrights and other intellectual property owned or held by the Company or employees of the Company which are material to the operation of the Business to be assigned or licensed to RV Centers for no additional consideration.

         6.13 DIVIDENDS. The Company may, after the Balance Sheet Date and before the Consummation Date, pay to the Seller only the distributions expressly permitted by Annex I hereto.

         6.14 AUTHORIZED CAPITAL. Prior to the Consummation Date, RV Centers shall maintain its authorized capital stock as set forth in the Registration Statement filed with the SEC except for stock splits, such changes in authorized capital stock as are made to respond to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to register the RV Centers Stock and any changes necessary or advisable in order to permit the delivery of the opinion contemplated by Section 7.3 hereof.

         6.15 EMPLOYEE. RV Centers will have the right but not the obligation to offer employment to the employees or the Company. RV Centers will have no liability for accrued wages (including salaries and commissions), severance pay, sick leave or other benefits or any Plan of any type or nature on account of the Company's employment of or termination of such employees. Any and all legal requirements pertaining to such employment terminations will be borne by and be the responsible of the Company.

         6.16 YEAR 2000 COMPLIANCE COST ESTIMATES. Promptly upon execution hereof, the Seller will undertake an investigation of all Information Technology suppliers and vendors to determine whether all Information Technology products purchased, leased, licensed or used by or in connection with the Company, or its Information Technology, is Year 2000 compliant and, if not, the steps required to make it Year 2000 compliant. Within thirty-five (35) days hereof, the Seller shall provide to RV Centers in writing an estimate of the total cost of, and the time required, to make all the Company's Information Technology Year 2000 compliant.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of the Seller with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions, except Section 7.8. The obligations of the Seller with respect to actions to be taken on the Consummation Date are subject to the satisfaction or waiver on or prior to the Consummation Date of the conditions set forth in Sections 7.1, 7.2, 7.3, 7.5, 7.6, 7.7 and 7.8. As of the Closing Date or, with respect to the conditions set forth in Sections 7.1, 7.2, 7.3, 7.5, 7.6, 7.7 and 7.8, as of the Consummation Date, if any such conditions have not been satisfied, the Seller shall have the right to terminate this Agreement, or in the alternative, waive any condition not so satisfied. Any act or action of the Seller in consummating the Closing as of the Consummation Date shall constitute a waiver of any conditions not so satisfied. However, no such waiver shall be deemed to affect the survival of the representations and warranties of RV Centers contained in Section 5 hereof.

         7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of RV Centers contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Consummation Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by RV Centers and the Buyer on or before the Closing Date and the Consummation Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date and the Consummation Date, respectively, and signed by the President or any Vice President of RV Centers shall have been delivered to the Seller.

         7.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Assets or the IPO or the consummation of the Other Agreements in a manner that would have a Material Adverse Effect upon RV Centers or any of its stockholders or Subsidiaries.

         7.3 OPINIONS. The Seller shall have received an opinion from counsel for RV Centers and the Buyer, dated the Closing Date, in the form annexed hereto as Annex III.

         7.4 REGISTRATION STATEMENT; MINIMUM VALUE. The Registration Statement shall have been declared effective by the SEC and not subject to any stop order proceedings and the underwriters named therein shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, on terms such that the aggregate value of the cash and the number of shares of RV Centers Stock to be received by the Seller is not less than the Minimum Value set forth on Annex I.



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




         7.5 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein and no governmental agency or body shall have taken any other action or made any request of Seller as a result of which Seller deems it inadvisable to proceed with the transactions hereunder. All consents and approvals of third parties listed on Schedule 4.23(c) shall have been obtained.

         7.6 GOOD STANDING CERTIFICATES. RV Centers shall have delivered to the Seller a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which RV Centers is authorized to do business, showing that RV Centers is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for RV Centers for all periods prior to the Closing have been filed and paid and RV Centers shall be in good standing in such states on the Closing Date and the Consummation Date.

         7.7 NO MATERIAL ADVERSE CHANGE. No event or circumstance or series of events shall have occurred with respect to RV Centers which would constitute a Material Adverse Effect and no change in the disclosures in the Draft Registration Statement shall have been made which reflects a Material Adverse Effect on RV Centers.

         7.8 CLOSING OF IPO. The closing of the sale of the RV Centers Stock to the Underwriters in the IPO shall have occurred on the Consummation Date.

         7.9 SECRETARY'S CERTIFICATE. The Seller shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of RV Centers, certifying the truth and correctness of attached copies of RV Centers's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the boards of directors and, if required, the stockholders of RV Centers and the Buyer approving RV Centers and the Buyer entering into this Agreement and the consummation of the transactions contemplated herein.

         7.10 ADVISORY SERVICES AGREEMENTS. The Buyer shall have offered to enter into an advisory services agreement, substantially in the form of Annex V, with each of the persons listed in Schedule 8.10.

         7.11 OTHER FOUNDING COMPANIES. If a sufficient number of the transactions contemplated by the Other Agreements with the Other Founding Companies are not consummated for any reason and as a result (i) RV Centers is unable to list the RV Centers Stock on the New York Stock Exchange, the American Exchange or The Nasdaq National Stock Market, subject to official notice of issuance, on or prior to the Closing Date or (ii) the combined revenue of the Founding Companies for which the transactions contemplated by this Agreement and the Other Agreements are consummated is less than $175 million based on the 12-month period ended December 31, 1998.



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




         7.12 MANAGEMENT LOCK-UP AGREEMENTS. The Chairman, Vice Chairman, other senior management of RV Centers, J. Christian Baker, III and A. John Kreft shall have entered into agreements with RV Centers imposing substantially the same transfer restrictions as provided in Section 14.1 hereof, on seventy-five percent (75%) of the shares of RV Centers Stock held by such individuals, their spouses and children and trusts for the benefit of such individuals.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF RV CENTERS

         The obligations of RV Centers and the Buyer with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions, except Section
8.11. The obligations of RV Centers and the Buyer with respect to actions to be taken on the Consummation Date are subject to the satisfaction or waiver on or prior to the Consummation Date of the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.5, and 8.11. As of the Closing Date or, with respect to the conditions set forth in Sections 8.1, 8.2, 8.3, 8.5 and 8.11, as of the Consummation Date, if any such conditions have not been satisfied, RV Centers and the Buyer shall have the right to terminate this Agreement, or waive any such condition. Any act or action of RV Centers and the Buyer in consummating the Closing or delivering the certificates representing RV Centers Stock as of the Consummation Date shall constitute a waiver of any conditions not so satisfied. However, no such waiver shall be deemed to affect the survival of the representations and warranties contained in Section 4 hereof.

         8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Consummation Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Seller on or before the Closing Date or the Consummation Date, as the case may be, shall have been duly performed or complied with in all material respects; and the Seller shall have delivered to RV Centers and the Buyer a certificate dated the Closing Date and the Consummation Date, respectively, and signed by the Seller to such effect.

         8.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Assets or the IPO.

         8.3 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to the Company or Business which would constitute a Material Adverse Effect, and the Company or Business shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the Company to conduct the Business.

         8.4 SELLER'S RELEASE. Seller shall have delivered to RV Centers and the Buyer an instrument dated the Closing Date, which shall be effective only upon the occurrence of the Consummation Date, releasing the Assets, the Business and RV Centers and the Buyer from (i) any and all claims of the Seller against the Assets, the Business and RV Centers and the Buyer and (ii) obligations of the Company, RV Centers and the Buyer to the Seller, except for (A) continuing obligations to Seller relating to his employment pursuant to employment agreements entered into as specified in Section 8.10 hereof, (B) obligations arising under this Agreement or the transactions contemplated hereby. In the event that the Consummation Date does not occur, then the release instrument referenced herein shall be void and of no further force or effect.

         8.5 TERMINATION OF RELATED PARTY AGREEMENTS. Except as set forth on
Schedule 8.5, all existing agreements between the Company and Affiliates of the Seller (and between the Company and entities controlled by the Seller) shall have been canceled effective prior to or as of the Consummation Date.

         8.6 OPINION OF COUNSEL. RV Centers and the Underwriters shall have received an opinion from Counsel to the Seller, dated the Closing Date, substantially in the form annexed hereto as Annex IV.

         8.7 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties listed on Schedule 4.23(c) other than manufacturers of recreational vehicles, shall have been obtained; provided, however, the Seller shall have used its best efforts, in cooperation with RV Centers, to obtain the consent of the recreational vehicle manufacturers listed in Schedule 4.23(c), and no action or proceeding shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Assets and no governmental agency or body shall have taken any other action or made any request of RV Centers or the Buyer as a result of which RV Centers or the Buyer deems it inadvisable to proceed with the transactions hereunder.

         8.8 GOOD STANDING CERTIFICATES. The Seller shall have delivered to RV Centers and the Buyer a certificate, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the appropriate governmental authority, in each state in which the Company is authorized to do business, showing the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company for all periods prior to the Closing have been filed and paid.

         8.9 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.



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




         8.10 ADVISORY SERVICES AGREEMENTS. Each of the persons listed on
Schedule 8.10 shall have entered into an advisory services agreement substantially in the form of Annex V hereto.

         8.11 CLOSING OF IPO. The closing of the sale of the RV Centers Stock to the Underwriters in the IPO shall have occurred simultaneously with the Consummation Date hereunder and the Seller shall have delivered to the Underwriters such customary closing documents as they may reasonably request.

         8.12 FIRPTA CERTIFICATE. The Seller shall have delivered to RV Centers and the Buyer a certificate to the effect that he is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

9.       COVENANTS OF RV CENTERS AND THE SELLER AFTER CLOSING

         9.1 PREPARATION AND FILING OF TAX RETURNS.

                  (i) The Seller shall file or cause to be filed all income tax returns (Federal, state, local or otherwise) of any Acquired Party for all taxable periods that end on or before the Consummation Date, and shall permit RV Centers to review all such tax returns prior to such filings except with respect to information pertaining to members of a consolidated group other than the Company. The Seller shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the Company Financial Statements) shown by such tax returns to be due or otherwise attributable to such tax returns.

                  (ii) RV Centers shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Consummation Date.

                  (iii) Each party hereto shall, and shall cause its Subsidiaries and Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

         9.2 DIRECTORS. Upon execution of this Agreement by the Seller and execution of similar agreements by the Other Founding Companies and their stockholders, each Founding Company shall vote for five representatives to become Directors of RV Centers. No cumulative voting is permitted. RV Centers shall appoint those five persons receiving the most votes as directors promptly following the Consummation Date. The other six persons identified in the Registration Statement shall also be appointed Directors at the same time, if not presently on the RV Centers Board of Directors.

         9.3 RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS. RV Centers shall use reasonable efforts to have the Seller released from any and all guarantees of the Company's indebtedness, including bond obligations, identified on Schedule 9.3. Prior to obtaining the release of such guarantees, RV Centers shall, if requested, provide its guarantee of such indebtedness to the lenders thereof. In the event that RV Centers cannot obtain such releases from the lenders of any such guaranteed indebtedness identified on Schedule 9.3 on or prior to 180 days subsequent to the Consummation Date, RV Centers shall promptly pay off or otherwise refinance or retire such indebtedness such that the Seller's personal liability shall be released. RV Centers will indemnify the Seller against any loss or damage suffered as a result of the personal guarantees.

         9.4 ACCESS TO RECORDS. RV Centers agrees (i) to hold all of the books and records of the Company existing on the Consummation Date and not to destroy or dispose of any such books and records for a period of 5 years from the Consummation Date or such longer time as may be required by law, and (ii) following the Consummation Date to afford the Seller, his accountants and counsel, during normal business hours, upon reasonable request, access to such books, records and other data of the Company to the extent that such access may be requested for a legitimate purpose at no cost to Seller (other than for reasonable out-of-pocket expenses).

         9.5 USE OF NAME. From and after the Closing, the Company and Seller shall cease using the name "Young's RV Center" or any similar name.

10.      INDEMNIFICATION

         The Seller and RV Centers each make the following covenants that are applicable to them, respectively:

         10.1 INDEMNIFICATION BY THE SELLER. The Seller covenants and agrees that he will indemnify, defend, protect and hold harmless RV Centers, the Buyer and their respective Affiliates at all times, from and after the date of this Agreement until the Expiration Date (provided that for purposes of Section 10.1(iii) below, the Expiration Date shall be the date on which the applicable statute of limitations expires), from and against all claims, damages (including consequential, punitive or exemplary), actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees, consulting fees and expenses of investigation and environmental response) incurred by RV Centers and the Buyer as a result of or arising from (i) any breach of the representations and warranties of the Seller set forth herein or on the schedules or certificates delivered in connection herewith, (ii) any breach of


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




any agreement on the part of the Seller under this Agreement, or (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Company, the Assets or the Business which was based upon and in conformity with information provided in writing to RV Centers or its counsel by the Seller expressly for use in the Registration Statement or any prospectus forming a part thereof and is contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Seller required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading to the extent such omission or alleged omission is based upon the failure of the Seller to provide to RV Centers the information containing that fact in any Schedule hereto or otherwise to provide the information to RV Centers in writing, but such indemnity shall not apply to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the Seller provided, in writing, corrected information to RV Centers counsel and to RV Centers for inclusion in the final prospectus, and such information was not so included or properly delivered, and provided further, that the Seller shall not be liable for any indemnification obligation pursuant to this Section 10.1 to the extent solely attributable to a breach of any representation, warranty or agreement made herein individually by the Seller.

         The Seller covenants and agrees that he will indemnify, defend, protect and hold harmless RV Centers, the Buyer and their respective Affiliates at all times, from and after the date of this Agreement from and against all claims, damages (including consequential, punitive or exemplary), actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees, consulting fees and expenses of investigation and environmental response) incurred by RV Centers and the Buyer as a result of or arising from (i) any debt, liability or other obligation of the Company or relating to the Business which was incurred prior to the Closing Date and is not expressly assumed by the Buyer, and (ii) ownership or use of the Assets by the Company or the Seller or services provided or business transacted by the Company prior to the Closing Date and which is not expressly assumed by the Buyer

         Each of RV Centers and the Buyer acknowledges and agrees that other than the representations and warranties of the Seller specifically contained in this Agreement, there are no representations or warranties of the Seller, either express or implied, with respect to the transactions contemplated by this Agreement, the Seller or his assets, liabilities and the Business.

         RV Centers and the Seller further acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for breach of this Agreement and the transactions contemplated in this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 10. RV Centers and the Seller hereby waive to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action they or any indemnified person may have against the Seller relating to this Agreement or the transactions arising under or based upon any Federal, state, local or foreign statute, law, rule, regulation or otherwise.

         10.2 INDEMNIFICATION BY RV CENTERS. RV Centers covenants and agrees that it will indemnify, defend, protect and hold harmless the Seller at all times from and after the date of this Agreement until the Expiration Date (provided that for purposes of Section 10.2(iii) below, the Expiration Date shall be the date on which the applicable statute of limitations expires), from and against all claims, damages (including consequential, punitive or exemplary), actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees, consulting fees and expenses of investigation and environmental response) incurred by the Seller as a result of or arising from (i) any breach by RV Centers of its representations and warranties set forth herein or on the schedules or certificates delivered in connection herewith, (ii) any breach of any agreement on the part of RV Centers under this Agreement; (iii) all Assumed Liabilities or (iv) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to RV Centers or any of the Founding Companies contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to RV Centers or any of the Founding Companies required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except to the extent such statement or omission is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made therein in reliance upon, and in conformity with, the representations and warranties of the Seller specifically contained in this Agreement or other information furnished to RV Centers by the Seller in writing specifically for inclusion therein.

         10.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 10.1, 10.2, or 10.6 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any such proceeding without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by

Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel.

                  After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses.

                  If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim involving only the payment of money and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. Upon agreement as to such settlement between said Third Person and the Indemnifying Party, the Indemnifying Party shall, in exchange for a complete release from the Indemnified Party, promptly pay to the Indemnified Party the amount agreed to in such settlement and the Indemnified Party shall, from that moment on, bear full responsibility for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing.

         10.4 EXCLUSIVE REMEDY. The indemnification provided for in this Section 10 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.



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




         10.5 LIMITATIONS ON INDEMNIFICATION. (a) RV Centers and the other persons or entities indemnified pursuant to Section 10.1 or any other indemnity hereunder, shall not assert any claim for indemnification pursuant to Section
10.1 against the Seller until such time as the aggregate of all claims which such persons may have against such Seller shall exceed an amount (the "Threshold Amount") equal to one percent of the sum of (x) the cash paid to the Seller pursuant to Section 2.1 and (y) the value of the RV Centers Stock delivered to the Seller pursuant to Section 2.1 valued at the initial public offering price as set forth in the Registration Statement, and then only to the extent of claims in excess of such sum. Seller shall not assert any claim for indemnification hereunder against RV Centers until such time as the aggregate of all claims which Seller may have against RV Centers shall exceed the Threshold Amount.

         (b) No person shall be entitled to indemnification under this Section 10 if and to the extent that such Person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

         (c) Notwithstanding any other term of this Agreement, the Seller shall not be liable under this Section 10 for an amount which exceeds eighty-five percent (85%) of the amount of proceeds (including cash and RV Centers Stock) received by the Seller (valued as of the Consummation Date) in connection with the purchase and sale of the Assets. For purposes of this paragraph, the RV Centers Stock shall be valued at the initial public offering price to the public as set forth in the final prospectus deemed by Rule 430A of the 1933 Act Regulations to constitute a part of the Registration Statement.

         (d) The Seller may pay any indemnification obligation under Section 10 by means of the payment of cash or a combination of the payment of cash and the delivery to RV Centers of shares of RV Centers Stock; provided that the percentage of the indemnification obligation satisfied by means of the delivery of shares of RV Centers Stock does not exceed the percentage of RV Centers Stock comprising the total consideration paid to the Seller by RV Centers pursuant to Annex I. For the purpose of crediting the Seller for payments made to RV Centers by means of delivery of shares of RV Centers Stock, the RV Centers Stock shall be valued at the average closing price as reported on the New York Stock Exchange (or other national exchange or quotation system) on the five trading days immediately preceding delivery of the shares pursuant to this section.

         (e) In determining the amount of any loss, liability or expense for which any party is entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any correlative insurance proceeds or other third party indemnity or reimbursement proceeds actually realized by such party (or, in the case of RV Centers, by RV Centers, the Buyer or any subsidiary of RV Centers) and such correlative insurance proceeds or other third party indemnity or reimbursement proceeds shall be net of any insurance premium or other incremental cost or expense owed or payable to any third party which becomes due as a result of such claim. RV Centers shall use commercially reasonable efforts to pursue any available insurance coverage or other rights of indemnity or reimbursement from third parties with respect to any such loss, liability or expense.


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




         (f) The limitations on liability set forth in this Section 10.5 shall not apply to breaches of representations, warranties or covenants set forth in Sections 4.5, 4.22 and 4.29(c).

         10.6 TAX INDEMNIFICATION BY THE SELLER. The Seller covenants and agrees that he will indemnify, defend, protect and hold harmless RV Centers and the Buyer from and against the entirety of any adverse consequences the Buyer or RV Centers may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of the Company or Seller for the unpaid Taxes of any past, current or future member of the consolidated tax group of which the Company is or was a member on or prior to the Consummation Date pursuant to Reg. ss.1.1502-6 (or any similar provision of state, local or foreign law), for any periods prior to the Closing Date, as a transferee or successor, by contract, or otherwise.

         10.7 BULK SALES COMPLIANCE. Seller agrees to and does hereby indemnify and hold the Buyer and RV Centers harmless from and against all claims, losses, demands, damages, liabilities, costs and expenses resulting from or relating to non-compliance by Seller or the Company with any applicable bulk transfer laws in connection with the sale of Assets.

11.      TERMINATION OF AGREEMENT

         11.1 TERMINATION. This Agreement may be terminated at any time prior to the Consummation Date solely:

                  (i) by mutual consent of the board of directors of RV Centers and the Seller;

                  (ii) by the Seller, on the one hand, or by RV Centers (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by July 31, 1999 unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Consummation Date;

                  (iii) by the Seller, on the one hand, or by RV Centers, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Consummation Date or by the Seller, if the conditions set forth in Section 7 hereof have not been satisfied or waived as of the Closing Date or the Consummation Date, as applicable, or by RV Centers, if the conditions set forth in
         Section 8 hereof have not been satisfied or waived as of the Closing Date or the Consummation Date, as applicable; or

                  (iv) pursuant to Section 3 hereof.

         11.2 LIABILITIES IN EVENT OF TERMINATION. Except as provided in Section 6.7, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

12.      NONCOMPETITION

         12.1 PROHIBITED ACTIVITIES. The Seller will not, without the prior written consent of RV Centers, for a period of five (5) years following the Consummation Date, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                  (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business or operation selling any products or services in direct competition with any products or services sold by RV Centers or any Subsidiary thereof, within one hundred (100) miles of where RV Centers or any Other Founding Company conducted business prior to the Effective Time (the "Territory");

                  (ii) call upon any person who is, at that time, within the Territory, an employee of RV Centers or any Subsidiary thereof in a sales or service representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of RV Centers or any Subsidiary thereof;

                  (iii) call upon any Person or entity which is, at that time, or which has been, within one (1) year prior to the Consummation Date, a customer of RV Centers or any Subsidiary thereof, of the Company or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services in direct competition with any products or services sold by RV Centers or any Subsidiary thereof within the Territory;

                  (iv) call upon any prospective acquisition candidate, on the Seller's own behalf or on behalf of any competitor which candidate was, to the actual knowledge of the Seller after reasonable inquiry, either called upon by RV Centers or any Subsidiary thereof or for which RV Centers or any Subsidiary thereof made an acquisition analysis, for the purpose of acquiring such entity; or

                  (v) disclose customers, whether in existence or proposed, of the Company to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the Company has in the past disclosed such information to the public for valid business reasons.


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




         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Seller from acquiring as a passive investment (i) not more than three percent (3%) of the capital stock of a competing business whose stock is traded on a national securities exchange, the NASDAQ Stock Market or on an over-the-counter or similar market, or (ii) not more than five percent (5%) of the capital stock of a competing business whose stock is not publicly traded.

         12.2 DAMAGES. Because of the difficulty of measuring economic losses to RV Centers as a result of a breach of the covenant set forth in Section 12.1, and because of the immediate and irreparable damage that could be caused to RV Centers for which it would have no other adequate remedy, the Seller agrees that the covenant set forth in Section 12.1 may be enforced by RV Centers, in the event of breach by the Seller, by injunctions and restraining orders.

         12.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 12 impose a reasonable restraint on the Seller in light of the activities and business of RV Centers and the Subsidiaries thereof on the date of the execution of this Agreement and the current plans of RV Centers; but it is also the intent of RV Centers and the Seller that such covenants be construed and enforced in accordance with the changing activities, business and locations of RV Centers and its subsidiaries throughout the term of this covenant including, with respect to subparagraph 12.1(i), any new locations in which RV Centers or any of its Subsidiaries conducts business during the term of this covenant.

         12.4 SEVERABILITY; REFORMATION. The covenants in this Section 12 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         12.5 INDEPENDENT COVENANT. All of the covenants in this Section 12 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Seller against RV Centers or any subsidiary thereof, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by RV Centers of such covenants. It is specifically agreed that the period of five (5) years stated at the beginning of this Section 12, during which the agreements and covenants of the Seller made in this Section 12 shall be effective, shall be computed by excluding from such computation any time during which the Seller is in violation of any provision of this Section 12. The covenants contained in
Section 12 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated in this Agreement are not consummated.

         12.6 MATERIALITY. The Seller hereby agrees that this covenant is a material and substantial part of this transaction.



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




13.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         13.1 THE SELLER. The Seller recognizes and acknowledges that he had in the past, currently has, and in the future may possibly have, access to certain confidential information of the Company or the Business, the Other Founding Companies, and/or RV Centers, such as operational policies, customer lists, and pricing and cost policies that are valuable, special and unique assets of the Company's, the Other Founding Companies' and/or RV Centers's respective businesses. The Seller agrees that he will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of RV Centers, provided that such representatives agree to the confidentiality provisions of this Section 13.1, (b) following the Closing, such information may be disclosed by the Seller as is required in the course of performing his duties for RV Centers or its Affiliates and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 13.1, unless (i) such information becomes known to the public generally through no fault of the Seller, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the Seller shall, if possible, give prior written notice thereof to RV Centers and provide RV Centers with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by the Seller of the provisions of this Section, RV Centers shall be entitled to an injunction restraining the Seller from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting RV Centers from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated in this Agreement are not consummated, Seller shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the Company or the Business.

         13.2 RV CENTERS. RV Centers recognizes and acknowledges that it had in the past and currently has access to certain confidential information of the Company, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company. RV Centers agrees that, prior to the Closing, or if the transactions contemplated in this Agreement are not consummated, it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the Seller, provided that such representatives agree to the confidentiality provisions of this
Section 13.2, (b) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 13.2, (c) to the Other Founding Companies and their representatives pursuant to
Section 6.1(a), unless (i) such information becomes known to the public generally through no fault of RV Centers, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), RV Centers shall, if possible, give prior written notice thereof to the Seller and provide the Seller with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, and (d) to the public to the extent necessary or advisable in connection with the filing of the Registration Statement and the IPO and the securities laws applicable thereto. In the event of a breach or threatened breach by RV Centers of the provisions of this Section, the Seller shall be entitled to an injunction restraining RV Centers from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Seller from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         13.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Sections 13.1 and 13.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

         13.4 SURVIVAL. The obligations of the parties under this Article 13 shall survive the termination of this Agreement.

14.      TRANSFER RESTRICTIONS

         14.1 TRANSFER RESTRICTIONS. For a period of two years from the Closing Date, with respect to 80% of the shares of RV Centers Stock received by such Stockholder pursuant to this Agreement, and for a period of one year from the Closing Date, with respect to the remaining 20% of such shares, the Seller shall not (i) sell, assign, exchange, transfer, pledge, or otherwise dispose of any such shares of RV Centers Stock or any securities convertible into, exchangeable or exercisable for any such shares of RV Centers Stock, (ii) grant any option to purchase, or otherwise enter into any contract or arrangement to sell, assign, transfer, pledge or otherwise dispose of, any such shares of RV Centers Stock, or (iii) enter into any swap, collar, short sale or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the RV Centers Stock, whether any such swap, collar, short sale agreement or transaction is to be settled by delivery of shares of RV Centers Stock or other securities, by the delivery or payment of cash or otherwise. The foregoing restrictions shall not apply, however, to (a) the sale of shares of RV Centers Stock, and entering into agreements relating to the sale of shares of RV Centers Stock, pursuant to Section 16 hereof, or (b) transfers to (I) immediate family members of the Seller who agree to be bound by the restrictions set forth in this Section 14.1, (II) trusts, limited partnerships or other estate planning entities for the benefit of the Seller or family members of the Seller which have agreed, through action taken by the trustees, partners or other persons having authority to bind the trust, limited partnership or other estate planning entity, to be bound by such restrictions and to be liable for transferring Seller's indemnification obligations hereunder, (III) any charitable organization that qualifies for receipt of charitable contributions under Section 170(c) of the Code which agrees to be bound by such restrictions and to be liable for transferring Seller's indemnification obligations hereunder, or (c) for transfers of RV Centers Stock to RV Centers pursuant to Section 10.5(d).

         The certificates evidencing the RV Centers Stock delivered to the Seller pursuant to Section 3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as RV Centers may deem necessary or appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF THE ISSUER OR PURSUANT TO CERTAIN LIMITED EXCEPTIONS CONTAINED IN
SECTION 14.1 TO THAT CERTAIN ASSET PURCHASE AGREEMENT BETWEEN RV CENTERS, INC., YOUNG'S RV CENTERS, INC. AND ROY B. PADGETT DATED JANUARY 12, 1999, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO _______ [INSERT THE ACTUAL SECOND ANNIVERSARY OF CLOSING DATE] EXCEPT FOR THE ABOVE-REFERENCED LIMITED EXCEPTIONS. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

15.      FEDERAL SECURITIES ACT REPRESENTATIONS

         15.1 COMPLIANCE WITH LAW. The Seller acknowledges that the shares of RV Centers Stock to be delivered to the Seller pursuant to this Agreement have not been and will not be registered under the 1933 Act (except as provided in Section 16 hereof) and therefore may not be resold without compliance with the 1933 Act. The RV Centers Stock to be acquired by the Seller pursuant to this Agreement is being acquired solely for his own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. The Seller covenants, warrants and represents that none of the shares of RV Centers Stock issued to the Seller will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC or pursuant to exceptions therefrom. All the RV Centers Stock shall bear the following legend in addition to the legend required under Section 14 of this Agreement:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAW OR SUCH SHARES ARE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION THEREFROM.

         15.2 ECONOMIC RISK; SOPHISTICATION. The Seller represents and warrants that he is able to bear the economic risk of an investment in the RV Centers Stock to be acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. The Seller has substantial knowledge and experience in making investment decisions of this type (or is relying on qualified purchaser representatives with such knowledge and experience in making this decision), and is capable, either individually or with such purchaser representatives, of evaluating the merits and risks of this investment. The Seller has had an adequate opportunity to ask questions and receive answers from the officers of RV Centers concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of RV Centers, the plans for the operations of the business of RV Centers, the business, operations and financial condition of the Founding Companies other than the Seller, and any plans for additional acquisitions and the like. The Seller has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to his satisfaction. Except as set forth on Schedule 15.2, the Seller is an "accredited investor" as defined in Rule 501 of the 1933 Act.

16.      REGISTRATION RIGHTS

         16.1 PIGGYBACK REGISTRATION RIGHTS. At any time following the Consummation Date, whenever RV Centers proposes to register any RV Centers Stock for its own or others' accounts under the 1933 Act for a public offering, other than (i) any shelf or other registration of shares to be used as consideration for acquisitions of additional businesses by RV Centers and (ii) registrations relating to employee benefit plans, RV Centers shall promptly give the Seller written notice of its intent to do so. Upon the written request of the Seller given within 10 days after receipt of such notice, RV Centers shall cause to be included in such registration all of the RV Centers Stock issued to the Seller pursuant to this Agreement (including any stock issued as or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by RV Centers as a stock split, dividend or other distribution with respect to, or in exchange for, or in replacement of such RV Centers Stock) which the Seller requests, other than shares of RV Centers Stock which may be sold under Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act, and other than shares of RV Centers Stock that have been theretofore sold by the Seller in accordance with the 1933 Act, provided that RV Centers shall have the right to reduce pro rata the number of shares of each seller included in such registration to the extent that inclusion of such shares could, in the written opinion of tax counsel to RV Centers or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free organization under
Section 351 of the Code. In addition, if RV Centers is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this
Section 16.1 that the number of shares to be sold by persons other than RV Centers is greater than the number of such shares which can be offered without adversely affecting the success of the offering, RV Centers may reduce pro rata (among the Seller and all other selling security holders in the offering) the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter.

         The right to cause RV Centers to register shares of RV Centers Stock under this Agreement may be assigned to any transferee or assignee of Seller permitted under Section 14.1.

         16.2 REGISTRATION PROCEDURES. Whenever RV Centers is required to register shares of RV Centers Stock pursuant to Section 16.1, RV Centers will, as expeditiously as possible:

                  (i) Prepare and file with the SEC a registration statement with respect to such shares and use commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements or term sheets thereto, RV Centers will furnish a representative of the Seller with copies of all such documents proposed to be filed and provide the Seller an opportunity to comment on the information therein relating to the Seller) as promptly as practical;

                  (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days;

                  (iii) Furnish to the Seller upon his request such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus and any term sheet associated therewith), and such other documents as the Seller may reasonably request in order to facilitate the disposition of the relevant shares;

                  (iv) Use commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Seller, and to keep such registration or qualification effective during the period such registration statement is required to be kept effective, provided that RV Centers shall not be required to become subject to taxation, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (v) Cause all such shares of RV Centers Stock to be listed or included on any securities exchanges or trading systems on which similar securities issued by RV Centers are then listed or included; and

                  (vi) Notify the Seller at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the period that RV Centers is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect), together with any associated term sheet, contains an untrue statement of a material fact or omits any fact not misleading, and, at the request of the Seller, RV Centers will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the covered shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact not misleading.

         All expenses incurred in connection with the registration under this
Article 16 and compliance with securities and blue sky laws (including all registration, filing, listing, escrow agent, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by RV Centers.

         16.3 INDEMNIFICATION.

                  (a) In connection with any registration under Section 16.1, RV Centers shall indemnify, to the extent permitted by law, the Seller against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in or omitted from any information furnished in writing to RV Centers by the Seller expressly for use therein or by the Seller's failure to deliver a copy of the registration statement or prospectus or any amendment or supplements thereto after RV Centers has furnished the Seller with a sufficient number of copies of the same.

                  (b) In connection with any registration under Section 16.1, the Seller shall furnish to RV Centers in writing such information as is reasonably requested by RV Centers for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, RV Centers, its directors and officers and each person who controls RV Centers (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement or material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in or omitted from information so furnished in writing by the Seller specifically for use in preparing the registration statement. Notwithstanding the foregoing, the liability of the Seller under this Section
16.3 shall be limited to an amount equal to the net proceeds actually received by the Seller from the sale of the relevant shares covered by the registration statement.

                  (c) Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified parties' reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any failure to give prompt notice shall deprive a party of its right to indemnification hereunder only to the extent that such failure shall have adversely affected the indemnifying party. If the defense of any claim is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). An indemnifying party that is not entitled or elects not, to assume the defense of a claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         16.4 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Sections 16.1 covering an underwritten registered offering, RV Centers and the Seller agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of RV Centers's size and investment stature, including a customary indemnification agreement; provided, however, that the Seller shall be excluded from any indemnification of the underwriters other than with respect to information provided by the Seller to RV Centers or the managing underwriters specifically for use in the registration statement.

         16.5 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of RV Centers stock to the public without registration, RV Centers agrees to use commercially reasonable efforts to:

                  (i) make and keep public information regarding RV Centers available as those terms are understood and defined in Rule 144 under the 1933 Act for a period of four years beginning 90 days following the effective date of the Registration Statement;

                  (ii) file with the SEC in a timely manner all reports and other documents required of RV Centers under the 1933 Act and the 1934 Act at any time after it has become subject to such reporting requirements; and

                  (iii) so long as the Seller owns any restricted RV Centers Common Stock, furnish to the Seller forthwith upon written request a written statement by RV Centers as to its compliance with the current public information requirements of Rule 144 (at any time from and after 90 days following the effective date of the Registration Statement, and of the 1933 Act and the 1934 Act (any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of RV Centers, and such other reports and documents so filed as the Seller may reasonably request in availing itself of any rule or regulation of the SEC allowing the Seller to sell any such shares without registration.

         16.6 AVAILABILITY OF RULE 144. RV Centers shall not be obligated to register shares of RV Centers Stock held by the Seller at any time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act are available to Seller.



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




17.      GENERAL

         17.1 COOPERATION. The Seller and RV Centers shall each deliver or cause to be delivered to the other on the Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Seller will cooperate and use its reasonable efforts to have his and the Company's present officers, authorized representatives and employees cooperate with RV Centers on and after the Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Consummation Date.

         17.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of RV Centers, and the heirs and legal representatives of the Seller.

         17.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Seller and RV Centers and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and subject to Section 6.7 may be modified or amended only by a written instrument executed by the Seller and RV Centers. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby, provided that the Seller shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Schedules.

         17.4 COUNTERPARTS. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. A telecopied facsimile of an executed counterpart of this Agreement shall be sufficient to evidence the binding agreement of each party to the terms hereof. However, each party agrees to return to the other parties an original, duly executed counterpart of this Agreement promptly after delivery of a telecopied facsimile thereof.

         17.5 BROKERS AND AGENTS. Except as disclosed on Schedule 17.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.



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




         17.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, RV Centers will pay or reimburse Baker Kreft Funding I, L.L.C. and its Affiliates for the fees, expenses and disbursements of RV Centers and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto and the IPO, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by RV Centers under this Agreement, the fees and expenses of Andrews & Kurth L.L.P., and any other person or entity retained by RV Centers or Baker Kreft Funding I, L.L.C. ("BKF") and the costs of preparing the Registration Statement. All expenses, including, but not limited to, all professional fees of accountants, lawyers, tax consultants and others, incurred by the Company or Seller in connection with this Agreement shall be paid by the Seller; provided, however, that any such amount paid by the Seller shall be disclosed to RV Centers in writing prior to Closing and deducted from the cash payable to the Seller pursuant to Annex I. Upon consummation of the transactions contemplated herein, BKF will pay up to $150,000 of the fees charged by Bracewell & Patterson L.L.P., counsel to Company and the Other Founding Companies; Seller and the stockholders of the Other Founding Companies shall pay all amounts in excess of $150,000 to be shared pro rata based upon the relative values of the Founding Companies. The Seller shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the purchase and sale of the Assets. The Seller shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, the Seller acknowledges that he, and not RV Centers, will pay all taxes due by him upon receipt of the consideration payable pursuant to Section 3 hereof.

         17.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

         (a)      If to RV Centers, addressed to:

                  RV Centers, Inc.
                  2100 Chase Tower, 600 Travis
                  Houston, Texas  77002
                  Attention: Chief Executive Officer

         with copies to:

                  Christopher S. Collins
                  Andrew & Kurth L.L.P.
                  600 Travis, Suite 4200
                  Houston, Texas  77002

         (b) If to the Seller, addressed to him at his address set forth on the signature pages hereto, with copies to:

                  Lynne Bolduc
                  Horwitz & Beam
                  2 Venture Plaza, Suite 615
                  Irvine, California 92618

or to such other address or counsel as any party hereto shall specify pursuant to this Section 17.7 from time to time.

         17.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware, excluding any conflicts of law, rule or principle that might refer same to the laws of another jurisdiction.

         17.9 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         17.10 TIME. Time is of the essence with respect to this Agreement.

         17.11 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

         17.12 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         17.13 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         17.14 AMENDMENTS AND WAIVERS. Subject to Section 6.7, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of RV Centers and the Seller. Any amendment or waiver effected in accordance with this Section 17.14 shall be binding upon each of the parties hereto, any other person receiving RV Centers Stock in connection with the purchase and sale of the Assets and each future holder of such RV Centers Stock.

         17.15 DISPUTE RESOLUTION. Except with respect to disputes involving parties other than the parties to this Agreement, no party to this Agreement shall institute a proceeding in any court or administrative agency to resolve a dispute arising under this Agreement before that party has sought to resolve the dispute through direct negotiation with the other party or parties. If the dispute is not resolved within two weeks after a demand for direct negotiation, the parties shall attempt to resolve the dispute through mediation. If the parties do not promptly agree on a mediator, the parties shall request the Association of Attorney Mediators in Harris County, Texas to appoint a mediator certified by the Supreme Court of Texas. If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Houston, Texas, in accordance with the rules promulgated by the American Arbitration Association then in effect. Each party shall choose one arbitrator and those arbitrators shall agree upon the third arbitrator; if they cannot agree upon a third arbitrator within 20 days, the American Arbitration Association shall appoint the third arbitrator. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The costs and expenses, including reasonable attorneys' fees, of the prevailing party in any dispute arising under this Agreement will be promptly paid by the other party or parties.

         17.16 REFERENCES, GENDER, NUMBER. All references in this Agreement to a "Section," or "subsection" shall be to a Section, or subsection of this Agreement, unless the context requires otherwise. Unless the context otherwise requires, the words "this Agreement," "hereof," "hereunder," "herein," or words of similar import shall refer to this Agreement as a whole and not to a particular Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.

         17.17 SCHEDULES AND ANNEXES. Each schedule and annex attached to this Agreement is incorporated herein by reference and made a part hereof. The disclosures made on any schedule or annex hereto with respect to any representation or warranty shall be deemed to be made with respect to any other representation or warranty requiring the same or similar disclosure to the extent that the relevance of such disclosure to other representations and warranties is evident from the face of such schedule or annex.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              RV CENTERS, INC.



                              By: /s/ Clayton K. Trier
                                 ----------------------------------------
                              Name: Clayton K. Trier
                              Title:   Chairman of the Board,
                                       Chief Executive Officer and
                                       President


                              YOUNG'S RV CENTER, INC.



                              By: /s/ Clayton K. Trier
                                 ----------------------------------------
                              Name:    Clayton K. Trier
                              Title:   Chairman of the Board



                               /s/ Roy B. Padgett
                                 ----------------------------------------
                              Roy B. Padgett
            Address:          4753 West Avenue M-10
                              Quartz Hill, California 93536


                              Social Security Number:    ###-##-####
                                                     --------------------

                                 SPOUSAL JOINDER


                  The undersigned spouse of Roy B. Padgett executes this Spousal Joinder to acknowledge (i) such spouse's acceptance of the terms of the Agreement and to bind such spouse's community property interest, if any, in the Assets or Business and (ii) that the decisions by Roy B. Padgett in the Agreement shall be effectively binding upon spouse's community property interest, if any.



                                    /s/ Charlene Padgett
                                 ----------------------------------------

                                                                       ANNEX I -
                                                         YOUNG'S RV CENTER, INC.


                         TO THE ASSET PURCHASE AGREEMENT
                          DATED AS OF JANUARY 12, 1999
                                  BY AND AMONG
                                RV CENTERS, INC.
                             YOUNG'S RV CENTER, INC.
                                       AND
                                 ROY B. PADGETT

                     CONSIDERATION TO BE PAID TO THE SELLER


                  AGGREGATE CONSIDERATION TO BE PAID TO SELLER


Three Million Two Hundred Seventy-Three Thousand Seven Hundred Fifty Dollars ($3,273,750) in cash and the value of outstanding Common Stock of RV Centers, Inc. ("RV Centers") (assuming a public offering price of $12.50 per share), consisting of: (A) One Hundred Twenty- Nine Thousand One Hundred (129,100) shares of RV Centers Common Stock, and (B) One Million Six Hundred Sixty Thousand Dollars ($1,660,000) cash; provided however, that the aggregate consideration shall not be less than the minimum value set forth below.




                                            Consideration to be paid:
                                      ------------------------------------
                    Percentage
                   Ownership of       Shares of RV Centers
                    the Assets            Common Stock            Cash
                   ------------       --------------------    ------------
Roy Padgett            100%                 129,100           $  1,660,000


MINIMUM VALUE:  Two Million Nine Hundred Fifty-One Thousand Dollars ($2,951,000)


EXCLUDED ASSETS:

                  1. Roy B. Padgett Life Insurance Policy from Prudential Life Insurance Company in the amount of $1,000,000. The policy expires in February 1999, annual premiums are equal to $4,200 and there are no outstanding policy loans.

                  2.       1995 Chevrolet Suburban. #1GNEC16K25J352335. (60,000
                           miles).



                                Page 1 of Annex I

                                                                       ANNEX I -
                                                         YOUNG'S RV CENTER, INC.


                  3.       1990 Toyota Tercel. #JT2EL36M1L0554931. (80,000
                           miles).

                  4.       1977 Ford van. #N62EVY88594. (140,000 miles).


ALLOWABLE DISTRIBUTIONS: With the exception of the following, no amounts will be paid to Seller out of Company accounts subsequent to June 30, 1998:

                  1. An amount equal to the reasonably estimated federal and state (net of federal benefit) income taxes owed on sole proprietor profits of the Company for the period from July 1, 1998 to December 31, 1998.

                  2. An amount equal to the reasonably estimated federal and state (net of federal benefit) income taxes owed on sole proprietor profits of the Company for the period from January 1, 1999 to the Consummation Date.


ALLOWABLE MONTHLY COMPENSATION: The Company has not since June 30, 1998, and will not after the date hereof, pay or agree to pay salary, bonus, sales commissions, fees or any other form of compensation, directly or indirectly, to the Seller or any members of his family in excess of an aggregate of Nine Thousand Dollars ($9,000) per month, such amounts to be taken by Seller as distributions of owner's equity (not payroll compensation) as has been Seller's past practice.



                                Page 2 of Annex I

                                                                       ANNEX III



                           FORM OF OPINION OF COUNSEL
                               TO RV CENTERS, INC.


                                            , 1999


---------------------------
---------------------------
---------------------------

Ladies and Gentlemen:

         We have acted as counsel to RV Centers, Inc., a Delaware corporation ("RV Centers") and Young's RV Center, Inc., a California corporation (the "Buyer"), in connection with the transactions contemplated by the Asset Purchase Agreement (the "Agreement") dated as of January , 1999, among RV Centers, the Buyer and Roy D. Padgett ("Seller"). This opinion is being delivered to you pursuant to Section 7.3 of the Agreement. All capitalized terms used herein, unless expressly defined herein, shall have the meanings ascribed to such terms in the Agreement.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Agreement and such documents and records as we deemed to be necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. We also have assumed the due execution and delivery of the Agreement by all parties thereto other than RV Centers. In addition, we have relied on certificates of officers of RV Centers and certificates of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as the basis hereof.

         Based upon the foregoing and such consideration of matters of law as we deemed to be relevant, and subject to the limitations, qualifications and assumptions set forth herein, we are of the following opinion:

         1. RV Centers has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. The Buyer has been duly incorporated and is validly existing and in good standing under the laws of the State of California.



                               Page 1 of Annex III

         2. The Agreement has been duly authorized, executed and delivered by RV Centers and the Buyer and constitutes a legal, valid and binding agreement of RV Centers and the Buyer, enforceable against it in accordance with its terms. Each of RV Centers and the Buyer has taken all corporate action necessary to authorize the execution, delivery and performance of the Agreement.


         3. The authorized capital stock of RV Centers consists of        shares
of Common Stock, par value $.01 per share (the "RV Centers Common Stock"); and shares of Preferred Stock par value $.01 per share (the "Preferred Stock"). As
of , 1998, there were outstanding        shares of RV Centers Common Stock [and
no shares of Preferred Stock] which were duly and validly authorized and issued and, to our knowledge, fully paid and nonassessable and not issued in violation of the preemptive rights of any stockholder of RV Centers. Each share of RV Centers Common Stock to be issued to the Seller has been duly and validly authorized and upon issuance on consummation of the transactions set forth in the Agreement such shares will be validly issued, fully paid and nonassessable and, to our knowledge, none of such shares will have been issued in violation of the preemptive rights of any stockholder of RV Centers.


         4. To our knowledge, except as set forth in the Prospectus, (a) RV Centers is not in violation of any order issued by any court or governmental agency and (b) there is no action, suit or proceeding pending or threatened against RV Centers before any court, arbitrator or governmental authority.

         5. To our knowledge, RV Centers is not in default, nor has it received any notice of default, under any contract or agreement to which it is a party, except where such default would not have a material adverse effect on RV Centers.

         6. No notice to, consent, authorization, approval or order of any court or governmental agency or body or, to our knowledge, any other person is required in connection with the execution, delivery or performance by RV Centers of the Agreement, except for such notices, consents, authorizations, approvals or orders as have already been made or obtained.

         7. The execution of the Agreement and the performance by RV Centers of its obligations thereunder will not violate any of the terms or provisions of its Certificate of Incorporation or By-laws or, to our knowledge, conflict with, violate or result in any breach of or default under any lease, instrument, license, permit or any other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties is subject, except where such violation, breach or default would not have a material adverse effect on RV Centers and its subsidiaries, taken as a whole.

         The opinions expressed herein are, with your concurrence, predicated on and qualified in their entirety by the following:



                               Page 2 of Annex III

         (i) This opinion is limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the relevant law of the United States of America (other than laws applicable to patents, copyrights and trademarks).

         (ii) Our opinion in paragraph 2, above regarding the enforceability of the Agreement is subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to principles of equity. Furthermore, the enforceability of any indemnity and contribution obligations contained in the Agreement may be limited under applicable law or public policy.

         (iii) In rendering the opinion herein related to the absence of any litigation, suits or proceedings, we express no opinion with respect to the possible effect of administrative and legislative actions and proceedings as to which RV Centers is not a named party.

         (iv) Whenever our opinion is based on circumstances "to our knowledge," we have relied exclusively on certificates of officers (after discussion of the contents thereof with such officers) of RV Centers or certificates of others as to the existence or nonexistence of the circumstances upon which such opinion is predicated. We have no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

         We understand that we have no obligation to update this opinion to reflect any facts or circumstances occurring after the date hereof, provided however, that unless we otherwise notify you on or prior to the Consummation Date that this opinion may no longer be relied upon, you shall be entitled to rely on this opinion as of the Consummation Date if it were dated on such date.

         This opinion is delivered to you solely as a party to the Agreement and may not be quoted, circulated or published in whole or in part, or furnished to any other Person without our express consent. The opinions set forth are limited to matters expressly set forth and no opinion is to be implied or may be inferred beyond the matters expressly stated.

                                                     Very truly yours,






                               Page 3 of Annex III

                                                                        ANNEX IV


                      FORM OF OPINION OF COUNSEL TO SELLER

                                              ,1999




RV Centers, Inc.

---------------------------
Houston, Texas  77002
[Underwriters]

[International Underwriters, if any]

Ladies and Gentlemen:

         We have acted as counsel to Roy D. Padgett (the "Seller"), in connection with the transactions contemplated by the Asset Purchase Agreement (the "Agreement"), dated as of January , 1999, among RV Centers, Inc., a Delaware corporation, Young's RV Center, Inc., a California corporation, and the Seller. This opinion is being delivered to you pursuant to Section 8.6 of the Agreement. All capitalized terms used herein, unless expressly defined herein, shall have the meanings ascribed to such terms in the Agreement.

         We have examined originals, or copies certified or otherwise identified to our satisfaction of the Agreement and such documents and records as we deemed to be necessary as the basis for the opinion hereinafter expressed. [Documents and records may be listed.] With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. We also have assumed the due execution and delivery of the Agreement by all parties thereto other than the Seller. In addition, we have relied on certificates of the Seller and certificates of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as the basis hereof.

         Based upon the foregoing and such consideration of matters of law as we deemed to be relevant, and subject to the limitations, qualifications and assumptions set forth herein, we are of the following opinion:

         1. The Seller and the Company have all requisite power and authority to own and operate the Assets and to conduct the Business as currently conducted.



                               Page 1 of Annex IV

         2. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would not have a materially adverse effect upon the Assets or the Business.

         3. To our knowledge, there are no outstanding securities of the Company convertible into or exercisable or exchangeable for or evidencing the right to purchase or subscribe for any equity of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Seller or the Company to issue or sell any equity or any securities convertible into or exercisable or exchangeable for or evidencing the right to purchase or subscribe for any equity.

         4. The Agreement [and the Conveyance Documents] have been duly authorized, executed and delivered by the Seller and constitute legal, valid and binding agreements of the Seller, enforceable against the Seller in accordance with their terms. Seller has the legal capacity to execute, deliver and perform his obligations under the Agreement [, the Conveyance Documents] and the Employment Agreement to which Seller is a party.

         5. To our knowledge, the Company is not in default, nor has it received any notice of default, in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the Business, to which the Company is a party or by which the Company, the Assets or the Business is bound.

         6. To our knowledge, except to the extent set forth on Schedules and to the Agreement, (a) the Seller and the Company are not in violation of any order issued by any court or governmental agency involving or affecting the Assets or the Business and [(b) there is no action, suit or proceeding pending or threatened against the Seller or the Company before any court, arbitrator or governmental authority involving or affecting the Assets or the Business.

         7. No notice to, consent, authorization, approval or order of or filings with any court or governmental agency or body or, to our knowledge, any other person is required in connection with the execution, delivery or performance of the Agreement, or the consummation of the transactions therein contemplated, by the Seller or the Company, except for such notices, consents, authorizations, approvals, orders or filings as have already been made or obtained, as applicable.

         8. To our knowledge, the execution of the Agreement and the performance by the Seller and the Company of their obligations thereunder do not and will not conflict with, violate or result in any breach of or default under any lease, instrument, license, permit or any other agreement or instrument to which the Seller or the Company is a party or by which the Seller or the Company may be bound or to which any of the Assets or the Business is subject.

         9. To our knowledge, there is no pending or threatened action, suit or proceeding that (a) questions the validity of the Agreement or the Employment Agreement or any action


                               Page 2 of Annex IV
taken or to be taken by the Seller or the Company in connection with the Agreement or the Employment Agreement, at law or in equity, before or by any governmental authority or before any court or arbitrator or (b) if adversely determined, would have a material adverse effect (i) on the condition (financial or other), earnings, business, operations or prospects of the Company or the Business, (ii) on the ability of the Seller or the Company to perform his obligations under the Agreement or (iii) on the ability of the Seller to perform his obligations under the Employment Agreement.

         The opinions expressed herein are, with your concurrence, predicated on and qualified in their entirety by the following:

         (i) This opinion is limited to the laws of the State of and the relevant law of the United States of America (other than laws applicable to patents, copyrights and trademarks). [As to matters involving the law of the State of ______________, we have relied upon and our opinion is subject to the qualifications, limitations, exceptions and assumptions contained in, the opinion of _____________________, a copy of which is annexed hereto.]

         (ii) Our opinion in Paragraph 4, above regarding the enforceability of the Agreement is subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to principles of equity. Furthermore, the enforceability of any indemnity and contribution obligations contained in this Agreement may be limited under applicable law or public policy.

         (iii) In rendering the opinion herein related to the absence of any litigation, suits or proceedings, we express no opinion with respect to the possible effect of administrative and legislative actions and proceedings as to which the Company is not a named party.

         (iv) Whenever our opinion is based on circumstances "to our knowledge," we have relied exclusively on certificates of the Seller or certificates of others as to the existence or nonexistence of the circumstances upon which such opinion is predicated. We have no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

         This opinion is delivered to you solely and may not be quoted, circulated or published in whole or in part or delivered to any other person without our express written consent. The Underwriters [and International Underwriters] are entitled to rely upon this opinion.



                                                 Very truly yours,




                               Page 3 of Annex IV

                                     ANNEX V


                               ADVISORY AGREEMENT

                  This Advisory Agreement (this "Agreement") dated as of the ___ day of ___________, 1999 is entered into by and between Young's RV Center, a California sole proprietorship (the "Company"), and Roy Padgett (the "Advisor") as follows:

                  WHEREAS, the Company and its parent, RV Centers, Inc. and RV Centers' other current and future subsidiaries are collectively referred to herein as the "RV Centers Companies" and individually, as an "RV Centers Company;"

                  WHEREAS, the RV Centers Companies are engaged in the sale and servicing of recreational vehicles (the "Business"); and

                  WHEREAS, Advisor has valuable experience with and understanding of the Company's business strategy and operations, and the Company desires to engage Advisor to provide, and Advisor desires to provide, certain consulting services to the Company on the terms and conditions provided herein;

                  NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Appointment of the Advisor. The Company hereby engages the Advisor as an advisor, and the Advisor hereby agrees to provide, consulting services and business advice to the Company in the operation of the Business. The Advisor shall from time to time, as reasonably requested by the Company, consult with and provide business advice to representatives of the Company and RV Centers, Inc. concerning matters relating to the operation of the Business.

                  Such services shall include, but not be limited to, consulting with the Company and with RV Centers, Inc. as to the overall operations of the Company, effectiveness of its management and development and implementation of strategies to profitably grow and expand the Company's business. It is understood and acknowledged by Advisor that, over the term of this Agreement, the Company intends to utilize his services for a substantial portion of his business-related time and advisor agrees to devote such time to the Company, with the understanding that such time commitment will decrease during the term of the Agreement. Advisor understands that the Company may require one hundred percent of Advisor's business-related time during the first two to four months, gradually decreasing to where, at the final month of the Agreement, Advisor might be providing less than one-half of his time to the Company.



                                Page 1 of Annex V

                  Section 2.        Consulting Fees.

                   (a) In consideration of the Advisor entering into this Agreement and providing services as herein provided, the Company agrees to pay to the Advisor a monthly fee in an amount equal to nine thousand dollars ($9,000.00). Such monthly fee shall be paid on the last regularly scheduled payday of each month for Company's employees; the monthly fee shall be prorated, based on a thirty day month, for the first and last months of this Agreement if the Agreement does not commence or terminate as of the first or last day of a month.

         As an independent contractor, Advisor shall be responsible for the payment of all income and any other taxes assessed upon all payments received by the Advisor under this Agreement. Advisor hereby agrees to indemnify and hold the RV Centers Companies harmless from and against any tax, withholding, unemployment insurance and other employment-related obligations of Advisor.

                  Section 3. Reimbursement of Expenses. The Company shall promptly pay or reimburse the Advisor for, or cause to be paid or reimbursed, all business travel and other out-of-pocket expenses reasonably incurred by Advisor in the performance of his services pursuant to this Agreement and in accordance with Company and RV Centers' policies. All reimbursable expenses shall be appropriately documented in reasonable detail by Advisor upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

                  Section 4. Term and Termination. This Agreement shall be for a term ("Term") commencing on the date hereof and continuing through [1 YEAR FROM DATE HEREOF], [WITH A ONE YEAR RENEWAL OPTION]; provided that Advisor or the Company can terminate this Agreement immediately upon 30 days notice for breach by the other party if such breach is not cured within such 30 days.

                  Section 5. Non-Competition Agreement.

                  (a) Advisor recognizes that the Company's willingness to enter into this Agreement, including the compensation arrangements set forth in
Section 2 above, and that certain Acquisition Agreement dated as of January 12, 1999 (the "Acquisition Agreement") by and among RV Centers, the Company, Advisor, and the other stockholders set forth therein, if any, is based in material part on Advisor's agreement to the provisions of this Section 5 and that Advisor's breach of any of the provisions of this Section 5 could materially damage the RV Centers Companies. Advisor will not, during the Term of this Agreement, and for a period of one (1) year immediately following such Term, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

                  (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, whether paid or unpaid, in any business in direct


                                Page 2 of Annex V
         competition with any RV Centers Company, within one hundred (100) miles of any location where any of the RV Centers Companies conducts its Business, including any territory serviced by any RV Centers Company;

                  (ii) call upon any person who is, at that time, an employee of any of the RV Centers Companies for the purpose or with the intent of enticing such employee away from or out of the employ of an RV Centers Company;

                  (iii) call upon any person or business entity which is, at that time, or which has been, within two (2) years prior to that time, a customer of any RV Centers Company, for the purpose of soliciting or selling products or services in competition with any of the RV Centers Companies;

                  (iv) call upon any prospective acquisition candidate, on Advisor's own behalf or on behalf of any competitor, which candidate was, to Advisor's knowledge after due inquiry, either called upon by an RV Centers Company or for which the Company has made an acquisition analysis, for the purpose of acquiring such entity; or

                  (v) voluntarily testify as an expert witness in recreational vehicle matters for an adverse party to any RV Centers Company in litigation or arbitration.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Advisor from acquiring as an investment not more than five percent (5%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or on an over-the-counter or similar market.

                  (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the RV Centers Companies for which they would have no other adequate remedy, Advisor agrees that the foregoing covenant may be enforced by the Company, in the event of breach by Advisor, by injunctions, restraining orders and orders of specific performance issued by a court. Advisor further agrees to waive any requirement for the Company's securing or posting of any bond in connection with such remedies.

                  (c) It is agreed by the parties that the foregoing covenants in this Section 5 impose a reasonable restraint on Advisor in light of the activities and Business of the RV Centers Companies on the date hereof and the current plans of the RV Centers Companies; but it is also the intent of the Company and Advisor that such covenants be construed and enforced in accordance with the changing activities, Business and locations of the RV Centers Companies, throughout the Term of this Agreement. For example, if, during the Term of this Agreement, an RV Centers Company engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or the Business enumerated under the Recitals above or the locations currently established therefor, then Advisor


                                Page 3 of Annex V
will be precluded from soliciting the customers or employees of such new activities and business or from directly competing with such new activities or business within one hundred (100) miles of its then-established operating locations through the Term of this covenant. It is further agreed by the parties hereto that, if Advisor shall cease to consult on behalf of the Company and shall enter into a business or pursue other activities not in competition with an RV Centers Company, or shall engage in similar activities or business in locations the proximity and activities of which do not violate clause (a) of this Section 5, Advisor shall not be chargeable with a violation of this Section 5 if an RV Centers Company shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

                  (d) The covenants in this Section 5 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

                  (e) All of the covenants in this Section 5 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Advisor against an RV Centers Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of one [(1) year] during which the agreements and covenants of Advisor made in this Section 5 shall be effective, shall be computed by excluding from such computation any time during which Advisor is in violation of any provision of this Section 5.

                  Section 6. Return of Company Property. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Advisor by or on behalf of any RV Centers Company, their representatives, vendors or customers which pertain to the Business of any RV Centers Company shall be and remain the property of the RV Centers Companies, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the RV Centers Companies which is collected by Advisor shall be delivered promptly to the Company without request by it upon termination of this Agreement.

                  Section 7. Inventions. Advisor shall disclose promptly to the Company any and all conceptions, designs, inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Advisor, solely or jointly with another, during the Term of this Agreement and which are directly related to the then current Business or activities of the Company and which Advisor conceives as a result of consultation on behalf of the Company. Advisor hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Advisor shall execute any and all applications, assignments or


                                Page 4 of Annex V
other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

                  Section 8. Trade Secrets. Advisor agrees that he will not, during or after the term of this Agreement with the Company, disclose the specific terms of any RV Centers Company's relationships or agreements with their significant vendors or customers or any other significant and material trade secret of an RV Centers Company, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever, except in pursuit of the Company's Business (e.g. interaction with outside auditors and consultants engaged by the Company) or with lenders or potential lenders consistent with policies of the Company.

                  Section 9. Confidentiality.

                  (a) Advisor acknowledges and agrees that all Confidential Information (as defined below) of the Company is confidential and a valuable, special and unique asset of the Company that gives the Company an advantage over its actual and potential, current and future competitors. Advisor further acknowledges and agrees that Advisor owes the Company a fiduciary duty to preserve and protect all Confidential Information from unauthorized disclosure or unauthorized use, that certain Confidential Information constitutes "trade secrets" under applicable laws, and that unauthorized disclosure or unauthorized use of the Company's Confidential Information could irreparably injure the Company.

                  (b) Both during the Term of this Agreement and thereafter, Advisor shall hold all Confidential Information in strict confidence, and shall not use any Confidential Information except for the benefit of the Company, in accordance with the duties assigned to Advisor. Advisor shall not, at any time (either during or after the Term of this Agreement), disclose any Confidential Information to any person or entity (except other employees of the Company who have a need to know the information in connection with the performance of their employment duties), or copy, reproduce, modify, decompile or reverse engineer any Confidential Information, or remove any Confidential Information from the Company's premises, without the prior written consent of the Chief Executive Officer of the Company, or permit any other person to do so except for the benefit of the Company. In the event Advisor is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any Confidential Information, Advisor will provide the Company with immediate written notice of any such request or requirement so that the Company may seek an appropriate protective order or seek with Advisor's cooperation to narrow the request or demand or waive Advisor's compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, Advisor is, in the opinion of his counsel, compelled to disclose Confidential Information, Advisor may disclose only that portion of the Confidential Information which Advisor's counsel advises Advisor in writing that Advisor is compelled to disclose and Advisor will exercise his or her best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. In any event, Advisor will not oppose action by the Company to obtain an appropriate protective order or other reliable assurance that confidential


                                Page 5 of Annex V
treatment will be accorded the Confidential Information. Advisor shall take reasonable precautions to protect the physical security of all documents and other material containing Confidential Information (regardless of the medium on which the Confidential Information is stored). This Agreement applies to all Confidential Information, whether now known or later to become known to Advisor.

                  (c) Upon the termination of this Agreement, and upon written request of the Company at any other time, Advisor shall promptly surrender and deliver to the Company all documents and other written material of any nature containing or pertaining to any Confidential Information and shall not retain any such document or other material. Within five (5) days of any such request, Advisor shall certify to the Company in writing that all such materials have been returned.

                  (d) As used in this Agreement, the term "Confidential Information" shall mean any information or material known to or used by or for any RV Centers Company (whether or not owned or developed by an RV Centers Company and whether or not developed by Advisor) that is not generally known to the public and has been generally treated by an RV Centers Company as confidential information. Confidential Information includes, but is not limited to, the following: all trade secrets of the RV Centers Companies; all information that any RV Centers Company has marked as confidential or has otherwise described to Advisor (either in writing or orally) as confidential; all nonpublic information concerning the RV Centers Companies' products, services, prospective products or services, research, product designs, prices, discounts, costs, marketing plans, marketing techniques, market studies, test data, customers, customer lists and records, suppliers and contracts; all business records and plans; all personnel files; all financial information of or concerning the RV Centers Companies; all information relating to operating system software, application software, software and system methodology, hardware platforms, technical information, inventions, computer programs and listings, source codes, object codes, copyrights and other intellectual property; all technical specifications; any proprietary information belonging to the RV Centers Companies; and all data and all computer system passwords and user codes.

         "Confidential Information" shall not include information which (i) is in the public domain to such an extent as to be readily available to competitors of the RV Centers Companies, (ii) becomes generally known to the public other than by disclosure by Advisor, or (iii) is received by Advisor, outside his capacity as an advisor of the Company, from a third party which was under no legal obligation of confidentiality with an RV Centers Company with respect to such information.

                  Section 10. Indemnification. In the event Advisor is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Advisor), by reason of the fact that he is or was performing services in good faith under this Agreement or as an executive officer of the Company prior to the date of this Agreement, then the Company shall indemnify Advisor against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Advisor in connection therewith. In the event that both Advisor and the


                                Page 6 of Annex V

Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Advisor agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Advisor, he may engage separate counsel and the Company shall pay all reasonable attorneys' fees and reasonable expenses of such separate counsel. Further, while Advisor is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Advisor cannot be held liable to the Company for errors or omissions made in good faith where Advisor has not exhibited gross, willful and wanton negligence and misconduct nor performed criminal and fraudulent acts which materially damage the business of the Company.

                  Section 11. Notices. Any and all notices, requests or other communications hereunder shall be given in writing and delivered by regular mail, overnight mail, hand delivery, or by registered or certified mail, return-receipt requested, with first class postage prepaid, or by facsimile transmission or overnight courier service to the parties at the following addresses or facsimile numbers:

                  (a)      if to the Company, to:

                           Young's RV Center
                           2337 West Avenue I
                           Lancaster, California 93536
                           Attn: President
                           Facsimile Number: 805-945-7198

                  with a copy to:

                           RV Centers, Inc.
                           6500 Chase Tower, Suite 2100
                           Houston, Texas 77002
                           Attn: President
                           Facsimile Number: 713-238-6781

                  (b)      if to the Advisor, to:

                           Roy Padgett
                           4753 West M-10
                           Quartz Hill, California 93536


or at such other address or number as shall be designated by such party in a notice to the other party given in accordance with this Section 10. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (i) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; (ii) when personally


                                Page 7 of Annex V
delivered; (iii) in the case of a notice sent by overnight courier, the next business day after such notice is delivered to such courier; or (iv) in the case of a notice sent by regular or certified mail return receipt requested, three business days after it is duly deposited in the mails, in each case given or addressed as aforesaid.

                  Section 12. Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.

                  Section 13. No Third Party Rights. Nothing in this Agreement shall be deemed to create any right in any creditor or other person or entity not a party hereto and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party.

                  Section 14. Complete Agreement. This Agreement is not a contract of employment nor is it a promise of future employment. Advisor is a party to no other agreements, whether written or verbal, with any RV Centers Company, or any of their respective officers, directors or representatives covering the subject matter covered by this Agreement except for the Acquisition Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Advisor and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous verbal or written agreements.

                  Section 15. Amendments and Waiver. No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder and no course of dealing between the parties hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party to any other or further action in any circumstances without notice or demand.

                  Section 16. Assignments. The Advisor may assign its rights, interests and obligations under this Agreement to a corporation or other business entity in which he or his family has a controlling ownership and the Company may assign its rights, interests and obligations under this Agreement to a successor of all or substantially all of the business and/or assets of the Company. Except for the foregoing, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto and any attempt to do so shall be null and void; provided, however, that in connection with any assignment permitted pursuant to this Section 15, the assignee shall expressly assume all of the obligations of the Advisor or Company hereunder, as the case may be,


                                Page 8 of Annex V
and the Advisor or Company shall remain fully liable for the performance of all such obligations in the manner prescribed in this Agreement.

                  Section 17. Counterparts. This Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute by one and the same agreement.

                  Section 18. Captions and Headings. The captions and headings contained in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

                  Section 19. Construction. The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.

                  Section 20. Severability. Should any clause, sentence, paragraph, subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

                  Section 21. Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration; provided, however, the Company shall be entitled to bring an action to enforce its rights under paragraphs 5, 6, 7, 8, and 9. The arbitration shall be conducted before a panel of three (3) arbitrators in Houston, Texas in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") then in effect. Unless both parties agree otherwise, the arbitrators will be those provided by the AAA. The arbitrators shall not have the authority to add to, detract from or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of legal fees and costs, including those incurred to enforce this Agreement, and interest thereon. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The AAA fees and all direct expenses (e.g., room rental for a location to conduct the proceedings, reimbursement of arbitrators' per diems and out-of-pocket expenses) of any arbitration proceeding shall be borne evenly by the parties pending a final determination by the arbitrators as to how the costs shall be borne between the parties.

                  Section 22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.



                                Page 9 of Annex V

                  Section 23. Survival. Sections 5, 6, 7, 8, 9 and 20 shall survive the termination or expiration of this Agreement.

                  Section 24. Guarantee of Payments. RV Centers has executed this Agreement for the limited purposes of Section 23. In this connection, RV Centers hereby unconditionally guarantees the punctual payment when due by the Company of all obligations payable by the Company to the Advisor hereunder.



                               Page 10 of Annex V

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.


"ADVISOR"                          "COMPANY"


                                    By:
-------------------------------        -------------------------------------
Roy Padgett                         Name:
                                         -----------------------------------
                                    Title:
                                          ----------------------------------


                                    For Purposes of paragraph 23:

                                    "RV CENTERS"


                                    By:
                                       -------------------------------------
                                    Name:    Clayton K. Trier
                                    Title:   Chief Executive Officer